SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ECHELON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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ECHELON CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2014
10:00 A.M. PACIFIC TIME

We cordially invite you to attend the 2014 Annual Meeting of Stockholders of Echelon Corporation. The meeting will be held on Tuesday, May 20, 2014, at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, California 95126. At the meeting we will:

1.	Elect one Class A director for a term of three years and until his successor is duly elected and qualified;

2.	Reapprove our Management Bonus Plan;

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

4.	Hold a non-binding vote on executive compensation; and

5.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.
These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Thursday, March 27, 2014, are entitled to notice of and to vote at the annual meeting.
Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet, as promptly as possible. You may also request a printed set of the proxy materials which will allow you to submit your vote by mail or by telephone, if you prefer. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly, and saves us significant postage and processing costs.

Sincerely,

Ronald A. Sege
Chairman of the Board and Chief Executive Officer
San Jose, California
April 9, 2014

2014 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Available Information	42

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS	42

OTHER MATTERS	42

ECHELON CORPORATION
PROXY STATEMENT
FOR
2014 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
General
Our Board of Directors is soliciting Proxies for the 2014 Annual Meeting of Stockholders to be held at 570 Meridian Avenue, San Jose, California 95126 on Tuesday, May 20, 2014, at 10:00 a.m., Pacific Time. The address of our principal executive office is 550 Meridian Avenue, San Jose, California 95126 and our telephone number at this address is 408-938-5200. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.
Beginning on April 9, 2014, copies of this Proxy Statement were first sent or made available to persons who were stockholders at the close of business on March 27, 2014, the record date for the annual meeting.
Notice of Internet Availability of Proxy Materials
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and our beneficial owners. All stockholders will have the option to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials are included in the Notice. You may also request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
Electronic Access to Proxy Materials
The Notice will provide you with instructions on how to:

•	View on the Internet our proxy materials for our annual meeting; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.
Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and will reduce the environmental impact of our annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Costs of Solicitation
Echelon will pay the costs of soliciting proxies from stockholders. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners, including fees associated with:

•	Forwarding the Notice to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.
Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. In addition, we may engage the services of other firms or advisors to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.
Record Date and Shares Outstanding
Only stockholders of record at the close of business on March 27, 2014, are entitled to attend and vote at the annual meeting. On the record date, 43,362,646 shares of our common stock were outstanding and held of record.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING
Although we encourage you to read this Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the annual meeting or this Proxy Statement.
Q:     Why am I receiving these proxy materials?
A:     Our Board of Directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 20, 2014. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.
Q:     What is the Notice of Internet Availability?
A:     In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the annual meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice for requesting such materials.
We mailed the Notice on or about April 9, 2014, to all stockholders entitled to vote at the annual meeting. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.
Q:     What proposals will be voted on at the annual meeting?
A:     There are four proposals scheduled to be voted on at the annual meeting:

•	Election of the Class A nominee for director set forth in this Proxy Statement;

•	Reapproval of our Management Bonus Plan;

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	Approval, in a non-binding advisory vote, of our executive compensation as described in this Proxy Statement.
Q:     What is Echelon’s voting recommendation?
A:     Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class A nominee to our Board of Directors, “FOR” reapproval of our Management Bonus Plan, “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and “FOR” the approval of our executive compensation as described herein.
Q:     What happens if additional proposals are presented at the annual meeting?
A:     Other than the four proposals described in this Proxy Statement, Echelon does not expect any additional matters to be presented for a vote at the annual meeting. If you are a stockholder of record and grant a proxy, the persons named as proxy holders, Alicia Jayne Moore, our Senior Vice President and General Counsel, and William R. Slakey, our Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason Echelon’s Class A nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board of Directors.
Q:     Who can vote at the annual meeting?
A:     Our Board of Directors has set March 27, 2014 as the record date for the annual meeting. All stockholders who owned Echelon common stock at the close of business on March 27, 2014 may attend and vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. On March 27, 2014, 43,362,646 shares of our common stock were outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:     Most stockholders of Echelon hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record
If your shares are registered directly in your name with Echelon’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the Notice has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Echelon or to vote in person at the annual meeting.
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the annual meeting.
Q:     How many votes does Echelon need to hold the annual meeting?
A:     A majority of Echelon’s outstanding shares as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Shares are counted also as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction card or voted via the Internet or by telephone.
Q:     What is the voting requirement to approve each of the proposals?
A:     Proposal One - Directors are elected by a plurality vote, and therefore the individual receiving the highest number of “FOR” votes will be elected. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. You may vote either “FOR” or “WITHHOLD” on the Class A nominee for election as director.
Proposals Two, Three and Four - The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to (i) reapprove our Management Bonus Plan, (ii) ratify the appointment of KPMG LLP as our Company’s independent registered public accounting firm, and (iii) approve our executive compensation, on an advisory basis. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals Two, Three and Four. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal. The vote on approval of our executive compensation is non-binding on our Company, our Board of Directors or our Compensation Committee; however, our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Q:     Who counts the votes?
A:     Voting results are tabulated and certified by Broadridge Financial Solutions, Inc.

Q:     What happens if I do not cast a vote?
A:     Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.
Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), in favor of reapproval of our Management Bonus Plan (Proposal Two), and to approve our executive compensation, on an advisory basis (Proposal Four) because if you do not indicate how you want your shares voted on such proposals, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, with respect to our Management Bonus Plan and with respect to our executive compensation, no votes will be cast on your behalf. Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our Company’s independent registered public accounting firm (Proposal Three).
Q:     How can I vote my shares in person at the annual meeting?
A:     Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring your proxy card or proof of identification to the annual meeting. Even if you plan to attend the annual meeting, Echelon recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank or other nominee in order to vote in person at the annual meeting.
Q:     How can I vote my shares without attending the annual meeting?
A:     Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.
Internet - Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice until 11:59 p.m., Eastern Time, on May 19, 2014, or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.’s online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge’s program.
Telephone — If you request a printed set of the proxy materials, you will be eligible to submit your vote by telephone.
Mail — If you request a printed set of the proxy materials, you may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided.
Q:     How can I change or revoke my vote?
A:     Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the annual meeting.
Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our Senior Vice President, General Counsel and Secretary, prior to your shares being voted at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the annual meeting and voting in person (although attendance at the annual meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Senior Vice President, General Counsel and Secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Senior Vice President, General Counsel and Secretary or should be sent so as to be delivered to our principal executive offices, Attention: General Counsel.
Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the annual meeting and voting in person.
In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid later Internet or telephone vote no later than 11:59 p.m., Eastern Time, on May 19, 2014.
Q:     Where can I find the voting results of the annual meeting?
A:     The preliminary voting results will be announced at the annual meeting. The final results will be reported in a current report on Form 8-K filed within four business days after the date of the annual meeting.
Q:     Who are the proxies and what do they do?
A:     The two persons named as proxies on the proxy card, Alicia Jayne Moore, our Senior Vice President and General Counsel, and William R. Slakey, our Executive Vice President and Chief Financial Officer, were designated by our Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder of record as provided in the proxy card, it will be voted in accordance with the instructions indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, your shares will be voted as recommended by our Board of Directors.
Q:     What should I do if I receive more than one Notice or set of proxy materials?
A:     If you received more than one Notice or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice or voting instruction card that you receive to ensure that all of your shares are voted.
Q:     How may I obtain a separate Notice or a separate set of proxy materials?
A:     If you share an address with another stockholder, each stockholder may not receive a separate Notice or a separate copy of the proxy materials. Stockholders who do not receive a separate Notice or a separate copy of the proxy materials may request to receive a separate Notice or a separate copy of the proxy materials by contacting our Investor Relations department (i) by mail at 550 Meridian Avenue, San Jose, California 95126, (ii) by calling us at 408-938-5252, or (iii) by sending an email to mlarsen@echelon.com. Alternatively, stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials may request to receive a single copy by following the instructions above.
Q:     Is my vote confidential?
A:     Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Echelon or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Echelon’s management.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Our stockholders may submit proposals that they believe should be voted upon at our next year’s annual meeting or nominate persons for election to our Board of Directors. Stockholders may also recommend candidates for election to our Board of Directors (See “Corporate Governance and Other Matters-Consideration of Stockholder Recommendations and Nominations of Board Members”). Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2015 proxy statement and proxy. Any such stockholder proposals must be submitted in writing to the attention of Alicia Jayne Moore, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, no later than December 10, 2014, which is the date 120 calendar days prior to the one-year anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2015 proxy statement.
Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2015 proxy statement pursuant to Rule 14a-8 may be submitted in writing to Alicia Jayne Moore, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, for the 2015 annual meeting of stockholders not less than 20 days nor more than 60 days prior to the date of such meeting. Note, however, that in the event we provide less than 30 days' notice or prior public disclosure to stockholders of the date of the 2015 annual meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2015 annual meeting was mailed or public disclosure was made. For example, if we provide notice of our 2015 annual meeting on April 21, 2015 for a 2015 annual meeting on May 19, 2015, any such proposal or nomination will be considered untimely if submitted to us after May 1, 2015. For purposes of the above, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the SEC. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, or the Bylaw Deadline, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2015 annual meeting.
The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our 2015 proxy statement with respect to discretionary voting, or the Discretionary Vote Deadline. The Discretionary Vote Deadline for the 2015 annual meeting is February 23, 2015, the date which is 45 calendar days prior to the one-year anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2015 annual meeting.
Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2015 annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2015 annual meeting and we believe that our proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS
Corporate Governance
Corporate Governance Guidelines
Our Board of Directors first adopted written Corporate Governance Guidelines in November 2002 that outline, among other matters, the role and functions of our Board of Directors and the composition and responsibilities of various committees of our Board of Directors. The Corporate Governance Guidelines are available, along with other important corporate governance materials, at the investor relations section of our website at www.echelon.com.
The Corporate Governance Guidelines provide, among other things, that:

•	A majority of the directors must meet the independence criteria established by NASDAQ.

•
If the Chairman of the Board is not an independent director, then a Presiding Director must be appointed by the outside directors to assume the responsibility of chairing the regularly scheduled meetings of outside directors.

•	Our Board of Directors shall have a policy of holding separate meeting times for outside directors.

•
All of the members of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee must meet the criteria for independence established by NASDAQ, except that our Board of Directors may make exceptions to this policy with respect to the Nominating and Corporate Governance Committee that are consistent with regulatory requirements.

•
Our Board of Directors shall have responsibility over such matters as overseeing our Chief Executive Officer and other senior management in the competent and ethical operation of our Company, gathering and analyzing information obtained from management, retaining counsel and expert advisors, and overseeing and monitoring the effectiveness of governance practices.

In April, 2008, our Board of Directors appointed Robert J. Finocchio, Jr. as Presiding Director. Pursuant to the Corporate Governance Guidelines, the Presiding Director was selected by our non-employee directors and assumed the responsibilities of chairing meetings of non-employee directors, serving as the liaison between our Chief Executive Officer, Chairman of the Board and our independent directors, approving Board of Directors meeting agendas and schedules and information flow to our Board of Directors and such further responsibilities that the non-employee directors as a whole designate from time to time.
As the operation of our Board of Directors is a dynamic process, our Board of Directors regularly reviews changing legal and regulatory requirements, evolving best practices and other developments. Accordingly, our Board of Directors may modify the Corporate Governance Guidelines from time to time, as it deems appropriate.
In October, 2011, our Board of Directors appointed Ronald A. Sege, our Chief Executive Officer and President, also to serve as Chairman of the Board. At the same time, our Board reaffirmed Mr. Finocchio’s appointment as our Presiding Director.
Board Leadership Structure and Role in Risk Management
Our Company’s management is responsible for the day to day assessment and management of the risks we face, while our Board of Directors administers its risk oversight function directly and through the Audit Committee and the Compensation Committee. Management regularly reports to our Board of Directors and/or the relevant Committee regarding identified or potential risks. The areas of material risk to our Company include strategic, operational, financial, regulatory, and legal risks. Our Board of Directors regularly reviews our Company’s strategies and attendant risks, and provides advice and guidance with respect to strategies to manage these risks while attaining long- and short-terms goals. Operational risks, including supply risks that might cause, and reputational risks that might result from, operational issues, and financial risks, including internal controls and credit risk associated with our customers, as well as overall economic risks, are the purview of our Audit Committee. The Audit Committee’s review is accompanied by regular reports from management and assessments from our Company’s internal and external auditors. In assessing legal or regulatory risks, our Board of Directors and the Audit Committee are advised by management, legal counsel and experts, as appropriate. The Compensation Committee is responsible for overseeing the management of risks associated with executive and employee compensation plans and retention, to ensure that our Company’s compensation programs remain consistent with our stockholders’ interests, that such programs do not encourage excessive risk-taking, and that such programs are designed to retain valued executives and employees.

Consideration of Stockholder Recommendations and Nominations of Board Members
The Nominating and Corporate Governance Committee will consider both recommendations and nominations from stockholders for candidates to our Board of Directors. A stockholder who desires to recommend a candidate for election to our Board of Directors shall direct the recommendation in writing to the Company Corporate Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and our Company within the last three years, and evidence of the nominating person’s ownership of our stock and amount of stock holdings. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.
If, instead, a stockholder desires to nominate a person directly for election to our Board of Directors, the stockholder must follow the rules set forth by the SEC (see “Deadline for Receipt of Stockholder Proposals” above) and meet the deadlines and other requirements set forth in our Bylaws, including providing, (1) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of our Company which are beneficially owned by such person, (d) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (e) such person’s written consent to being named as a nominee and to serving as a director if elected; and (2) as to the stockholder giving the notice: (a) the name and address, as they appear on our Company’s books, of such stockholder, (b) the class and number of shares of our Company which are beneficially owned by such stockholder, and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.
Identifying and Evaluating Nominees for our Board of Directors
The Nominating and Corporate Governance Committee shall use the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board of Directors select, as director nominees:

•
The Committee shall review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board of Directors or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

•	The Committee shall evaluate the performance and qualifications of individual members of our Board of Directors eligible for re-election at the annual meeting of stockholders.

•
The Committee shall consider the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. Diversity is also an important factor for the Committee to consider. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole. Except as may be required by rules promulgated by NASDAQ or the SEC, it is the current sense of the Committee that there are no specific minimum qualifications that must be met by each candidate for our Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess.

•
After such review and consideration, the Committee selects, or recommends that our Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

•	The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board of Directors.
Standards of Business Conduct
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Echelon. The Code of Business Conduct and Ethics can be viewed at the investor relations section of our website at www.echelon.com. We will post any amendments to, or waivers from, our Code of Business Conduct and Ethics at that location on our website.

Stockholder Communications
Any stockholder may contact any of our directors by writing to them by mail or express mail c/o Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126.
Any stockholder communications directed to our Board of Directors (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy, which Financial Information Integrity Policy can be viewed at the investor relations section of our website at www.echelon.com) will first go to our Senior Vice President, General Counsel and Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.
Unless the communication is marked “confidential,” our Senior Vice President, General Counsel and Secretary will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of our stockholder communications log that our Senior Vice President, General Counsel and Secretary maintains with respect to all stockholder communications.
At least quarterly, or more frequently as our Senior Vice President, General Counsel and Secretary deems appropriate, our Senior Vice President, General Counsel and Secretary will forward all such original stockholder communications along with the related memos to our Board of Directors for review.
Any stockholder communication marked “confidential” will be logged as “received” but will not be reviewed, opened or otherwise held by our Senior Vice President, General Counsel and Secretary. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our Senior Vice President, General Counsel and Secretary.
Meetings and Attendance of our Board of Directors and Committees of our Board of Directors
Attendance of Directors at 2013 Annual Meeting of Stockholders
It is the policy of our Board of Directors to strongly encourage board members to attend the annual meeting of stockholders. Seven of the eight members of our Board of Directors attended in person our annual meeting of stockholders on May 21, 2013.
Attendance at Board and Committee Meetings
Our Board of Directors held five meetings in 2013. Each director is expected to attend each meeting of our Board of Directors and those committees on which he or she serves. During 2013, no current director attended fewer than 85% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which such director served. During 2013, certain matters were approved by our Board of Directors or a committee of our Board of Directors by unanimous written consent.
Committees of our Board of Directors
Our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee has a written charter that has been approved by our Board of Directors, copies of which can be viewed at the investor relations section of our website at www.echelon.com. Pursuant to our 1997 Stock Plan, our Board of Directors delegated authority to our Chief Executive Officer, Ronald A. Sege, to grant stock options, performance shares, and stock-settled stock appreciation rights (SARs) to employees who are not executive officers of up to a maximum of 25,000 shares per person per year and, generally, up to an aggregate of 250,000 shares per year. The Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee are described as follows:
Compensation Committee
The members of our Compensation Committee currently are Armas Clifford Markkula, Jr., Richard M. Moley and Betsy Rafael, and the Compensation Committee is chaired by Mr. Moley. The Compensation Committee held six meetings during 2013. Among other items, the Compensation Committee's responsibility and authority is to:

•	review and approve the salary and equity compensation, employment agreements, severance agreements, and other benefits for the Chief Executive Officer and executive officers of our Company;

•	approve and evaluate compensation plans, policies and programs, and make recommendations to the Board;

•	evaluate the independence of compensation consultants and advisors in accordance with SEC and NASDAQ rules and regulations; and

•	produce an annual report on executive compensation for inclusion in our proxy statement.
The Compensation Committee oversees the management of risks associated with executive and employee compensation and plans to ensure that our Company’s compensation programs remain consistent with our stockholders’ interests and that such programs do not encourage excessive risk-taking. The Compensation Committee also approves our Company-wide pay for performance evaluation plan, as well as general metrics for employee base salaries when compared to peer companies and the scope of our annual equity compensation grant to employees.
Audit Committee
In 2013, the Audit Committee consisted of directors Robyn M. Denholm, Robert J. Finocchio, Jr. and Betsy Rafael. Ms. Denholm resigned from our Board of Directors and the Audit Committee on November 5, 2013. On December 12, 2013, Robert R. Maxfield was appointed to the Audit Committee. The current members of the Audit Committee are Robert J. Finocchio, Jr. (Chair), Robert R. Maxfield and Betsy Rafael. Our Board of Directors has determined that directors Finocchio, Maxfield and Rafael are “audit committee financial experts,” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended, and that all members of our Audit Committee are independent within the meaning of Rule 5605(a)(2) of the listing standards of the Marketplace Rules of NASDAQ. The Audit Committee held four meetings in 2013, and participated in periodic teleconference calls to review the Company’s SEC filings. Among other items, the Audit Committee's responsibility and authority is to:

•	oversee our accounting and financial reporting processes and the internal and external audits of our financial statements;

•
assist our Board of Directors in the oversight and monitoring of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) our internal accounting and financial controls;

•	report to our Board of Directors the results of its monitoring and recommendations derived therefrom and improvements made, or to be made, in internal accounting controls;

•	appoint our independent registered public accounting firm;

•
provide to our Board of Directors such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require the attention of our Board of Directors; and

•	prepare the report that the rules of the SEC require to be included in our annual proxy statement.
The responsibilities of the Audit Committee include the regular review of the adequacy of our system of internal controls; oversight of the work of our independent registered public accounting firm, including a post-audit review of the financial statements and audit findings, in conjunction with legal counsel; oversight of compliance with SEC requirements regarding audit related matters; review of any legal matters that could significantly impact our financial statements; and oversight and review of our information technology and management information systems policies and risk management policies, including our investment policies.
Nominating and Corporate Governance Committee
In 2013, the Nominating and Corporate Governance Committee consisted of directors Armas Clifford Markkula, Jr., Richard M. Moley and Larry Sonsini. Larry Sonsini resigned from our Board of Directors and the Nominating and Corporate Governance Committee on May 21, 2013. On September 26, 2013, Robert R. Maxfield was appointed to the Nominating and Corporate Governance Committee, and Armas Clifford Markkula, Jr. was appointed Chair. The current members of the Nominating and Corporate Governance Committee are Armas Clifford Markkula, Jr., Robert R. Maxfield and Richard M. Moley. The Nominating and Corporate Governance Committee held two meetings during 2013. Among other items, the Nominating and Corporate Governance Committee's responsibility and authority is:

•	to determine that our Board of Directors is properly constituted to meet its fiduciary obligations to stockholders;

•	to assist our Board of Directors by identifying prospective director nominees and to recommend to our Board of Directors the director nominees for the next annual meeting of stockholders;

•	to develop and recommend to our Board of Directors the governance principles applicable to our Company; and

•	to prepare the report that the rules of the SEC require to be included in our annual proxy statement.

The responsibilities of the Nominating and Corporate Governance Committee include evaluating the composition, organization and governance of our Board of Directors and its committees, including determining future requirements; overseeing the performance evaluation process of our Board of Directors and Board committees; making recommendations to our Board of Directors concerning the appointment of directors to committees, selecting Board committee chairs and proposing the slate of directors for election; and making recommendations to our Board of Directors regarding compensation for non-employee directors and Board committee members.
Director Independence
Our Board of Directors has affirmatively determined that each of its members, other than Ronald A. Sege, are independent directors under the listing standards of the Marketplace Rules of NASDAQ and applicable SEC rules, and that all of its members, other than Mr. Sege, were independent directors under the listing standards of the Marketplace Rules of NASDAQ in the three prior years.
Our Board of Directors has also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent under the NASDAQ listing standards and the rules of the SEC. Additionally, our Board of Directors has determined that all members of the Compensation Committee meet the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
Director Compensation
In February 2007, our Board of Directors determined that in consideration for service on our Board of Directors, each non-employee director shall receive a cash payment of $40,000 per fiscal year, to be paid quarterly. In addition, each non-employee director shall receive a cash payment of $1,000 per Board of Directors meeting. Each member serving on our Compensation and/or Nominating and Corporate Governance Committee shall receive a cash payment of $1,000 for each meeting attended; and each member of our Audit Committee shall receive a cash payment of $2,000 per Audit Committee meeting attended in acknowledgment of the greater time commitment and risks. In 2013, our Board of Directors established an ad hoc Strategy Committee, to assist the Company in evaluating strategic opportunities that may arise from time to time. Each member serving on the Strategic Committee shall receive $5,000 per quarter in which meetings are held. From time to time, our Board of Directors may establish additional ad hoc committees constituted for a specific purpose or purposes. Payments, if any, to directors for serving on these committees are determined by our Board of Directors on a real-time basis. All Board and committee meeting consideration is payable quarterly in arrears of the quarter in which the date of such meeting occurred.
Furthermore, our Board of Directors has adopted a program for automatically granting awards of nonqualified stock options to non-employee directors under our 1997 Stock Plan. Such program provides for the automatic grant of an option to purchase 25,000 shares of common stock on the date on which such person first becomes a non-employee director. Additionally, each non-employee director shall automatically be granted a 10,000 share option on the date of each annual meeting of stockholders, provided he or she is re-elected to our Board of Directors or otherwise remains on our Board of Directors on such date; and provided that on such date he or she shall have served on our Board of Directors for at least the preceding six months. All options granted under this program are fully vested at grant. On May 21, 2013, the date of our 2013 annual meeting of stockholders, directors Denholm, Finocchio, Markkula, Maxfield, Moley and Rafael were each granted a fully vested option to purchase 10,000 shares at a per share exercise price of $2.54, the closing price of our common stock on that date.

Director Summary Compensation Table for Fiscal 2013
The table below summarizes the compensation paid by our Company to non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)(3)	Total ($)
Robyn M. Denholm (4)	50,000	10,923	60,923
Robert J. Finocchio, Jr. (6)	73,000	10,923	83,923
Armas Clifford Markkula, Jr.	53,000	10,923	63,923
Robert R. Maxfield (6)	66,000	10,923	76,923
Richard M. Moley (6)	73,000	10,923	83,923
Betsy Rafael (6)	77,000	10,923	87,923
Larry W. Sonsini (5)	22,000	—	22,000
____________________

(1)
Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the grant date fair value of the stock awards (disregarding an estimate of forfeitures) as determined in accordance with FASB ASC Topic 718, which were recognized for financial statement purposes. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 10, 2014. These amounts do not correspond to the actual value that will be recognized by the directors upon exercise or sale of such awards.

(2)
On May 21, 2013, the date of our annual meeting of stockholders, each non-employee director serving in such capacity for at least the prior six months was granted a fully vested option to purchase 10,000 shares at a per share exercise price of $2.54, the closing price of our common stock on that date.

(3)	As of December 31, 2013, the aggregate number of shares underlying options outstanding for each of our non‑employee directors was:

Name	Aggregate Number of Shares
Robert J. Finocchio, Jr.	50,000
Armas Clifford Markkula, Jr.	50,000
Robert R. Maxfield	40,000
Richard M. Moley	50,000
Betsy Rafael	40,000

(4)	Ms. Denholm resigned from Echelon’s Board of Directors on November 5, 2013.

(5)	Mr. Sonsini resigned from Echelon’s Board of Directors on May 21, 2013.

(6)	Includes payments for participation on the ad hoc Strategy Committee in the amount of $5,000 per quarter.
PROPOSAL ONE
ELECTION OF DIRECTORS
General
We currently have six members on our Board of Directors. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Ronald A. Sege is the Class A director whose term will expire at the 2014 Annual Meeting of Stockholders and he has been nominated by our Board of Directors for reelection at the Annual Meeting of Stockholders to be held May 20, 2014. Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr. and Robert R. Maxfield are the Class B directors whose terms will expire at the 2015 Annual Meeting of Stockholders, and Richard M. Moley and Betsy Rafael are the Class C directors whose terms will expire at the 2016 Annual Meeting of Stockholders. All of the directors, including the Class A nominee, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the

Class A nominee. In the event that Mr. Sege is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that Mr. Sege will be unable or will decline to serve as a director. Our Board of Directors recommends a vote “FOR” the election of the Class A nominee listed above.
Director Information
Current Directors
The names of the members of our Board of Directors, including the Class A nominee, their ages as of March 27, 2014, and certain information about them, are set forth below.

Name	Age	Principal Occupation
Robert J. Finocchio, Jr. (1)	62	Corporate director, private investor and part time professor
Armas Clifford Markkula, Jr. (2) (3)	72	Vice Chairman of the Board of Directors of Echelon
Robert R. Maxfield (1) (3)	72	Private investor
Richard M. Moley (2) (3)	75	Private investor
Betsy Rafael (1) (2)	52	Corporate Director
Ronald A. Sege (4) (5)	56	Chairman of the Board, Chief Executive Officer and President of Echelon
____________________

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Denotes nominee for election at the 2014 Annual Meeting of Stockholders.

(5)	Sole member of the stock option committee.
Director Biographies
The business experience and other specific skills, attributes and qualifications of each member of our Board of Directors is as follows:
Class A Director Nominee for Election
Ronald A. Sege has been President, Chief Executive Officer and a member of our Board of Directors since August 19, 2010. Our Board of Directors appointed Mr. Sege as Chairman of the Board on October 12, 2011. Mr. Sege served as President and Chief Operating Officer and a member of the board of directors of 3Com Corporation (“3Com”) from April 2008 until the acquisition of 3Com by Hewlett-Packard Company effective April 12, 2010. Prior to re-joining 3Com, Mr. Sege served as President and Chief Executive Officer of Tropos Networks, Inc., a provider of wireless broadband networks, from 2004 to 2008. Prior to Tropos, Mr. Sege was President and Chief Executive Officer of Ellacoya Networks, Inc., a provider of broadband service optimization solutions based on deep packet inspection technology, from 2001 to 2004. Prior to Ellacoya, Mr. Sege was Executive Vice President of Lycos, Inc., an internet search engine, from 1998 to 2001. Prior to Lycos, Mr. Sege spent nine years at 3Com, from 1989 to 1998, serving in a variety of senior management roles including Executive Vice President, Global Systems Business Unit. Mr. Sege joined the Board of Directors of Ubiquiti Networks, Inc. in October 2012. Mr. Sege holds an M.B.A. from Harvard University and a B.A. degree from Pomona College.
Our Nominating and Corporate Governance Committee has reviewed Mr. Sege’s qualifications and background and has determined that based on his extensive executive experience, Mr. Sege is well qualified to serve as a director of our Company in light of our Company’s business activities.
Continuing Directors
Robert J. Finocchio, Jr. has been a director of our Company since 1999. Mr. Finocchio served as Chairman of the Board of Informix Corporation, an information management software Company, from August 1997 to September 2000. Since September 2000, Mr. Finocchio has been a dean’s executive professor at Santa Clara University’s Leavey School of Business. From July 1997 until July 1999, Mr. Finocchio served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking Company, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Broadcom Corporation and served as a director of Altera Corp. from 2002 to December 2011 and as a director of Sun Microsystems from

2006 to January 2010. Mr. Finocchio is Chair of the Board of Trustees of Santa Clara University. Mr. Finocchio holds a B.S. degree in Economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.
Our Nominating and Corporate Governance Committee has reviewed Mr. Finocchio’s qualifications and background and has determined that based on his extensive executive and financial experience, Mr. Finocchio is well qualified to serve as a director of our Company in light of our Company’s business activities.
Armas Clifford Markkula, Jr. is the founder of our Company and has served as a director since 1988. He has been Vice Chairman of our Board of Directors since 1989. Mr. Markkula was Chairman of the Board of Apple Computer from January 1977 to May 1983 and from October 1993 to February 1996 and was a director from 1977 to 1997. A founder of Apple, he held a variety of positions there, including President/Chief Executive Officer and Vice President of Marketing. Prior to founding Apple, Mr. Markkula was with Intel Corporation as Marketing Manager, Fairchild Camera and Instrument Corporation as Marketing Manager in the Semiconductor Division, and Hughes Aircraft as a member of the technical staff in the Company’s research and development laboratory. Mr. Markkula is a former trustee of Santa Clara University and served as Chair of the Board of Trustees from 2003 through 2009. Mr. Markkula received B.S. and M.S. degrees in Electrical Engineering from the University of Southern California.
Our Nominating and Corporate Governance Committee has reviewed Mr. Markkula’s qualifications and background and has determined that based on his extensive executive experience, Mr. Markkula is well qualified to serve as a director of our Company in light of our Company’s business activities.
Robert R. Maxfield has been a director of our Company since 1989 and served as President and Chief Executive Officer of our Company from November 2009 until August 18, 2010 and as assistant to the CEO/President from August 19, 2010 to November 4, 2010. He also served as our Company’s Senior Vice President of Products from April 2008 through September 2008 and a consultant to our Company from October 2008 through April 2009. He was a co-founder of ROLM in 1969, and served as Executive Vice President and a director until ROLM’s merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a private investor. Mr. Maxfield was a venture partner with Kleiner, Perkins, Caufield & Byers, a venture capital firm, from 1989 to 1992. Mr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.
Our Nominating and Corporate Governance Committee has reviewed Mr. Maxfield’s qualifications and background and has determined that based on his extensive executive experience, Mr. Maxfield is well qualified to serve as a director of our Company in light of our Company’s business activities.
Richard M. Moley has been a director of our Company since 1997. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President, Wide Area Business Unit and as a director of Cisco Systems, following Cisco Systems’ purchase of StrataCom, where he was Chairman of the Board, Chief Executive Officer and President. Mr. Moley also serves as a director of Linear Technology. Mr. Moley received a B.S. degree in Electrical Engineering from Manchester University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. degree from Santa Clara University.
Our Nominating and Corporate Governance Committee has reviewed Mr. Moley’s qualifications and background and has determined that based on his extensive executive experience, Mr. Moley is well qualified to serve as a director of our Company in light of our Company’s business activities.
Betsy Rafael has been a director of our Company since 2005. Ms. Rafael served as Principal Accounting Executive of Apple Inc. from January 2008 to October 19, 2012 and as its Vice President and Corporate Controller until October 19, 2012. From September 2006 to August 2007, Ms. Rafael held the position of Vice President, Corporate Finance for Cisco Systems. From April 2002 to September 2006, she served as Vice President, Corporate Controller and Principal Accounting Officer of Cisco Systems. From December 2000 to April 2002, Ms. Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, Inc., a provider of customer relationship portals. From April 2000 to November 2000, Ms. Rafael was Senior Vice-President and CFO of Escalate Inc., an enterprise e-commerce application service provider. From 1994 to 2000, Ms. Rafael held a number of senior positions at Silicon Graphics, culminating her career at Silicon Graphics as Senior Vice President and Chief Financial Officer. Prior to SGI, Ms. Rafael held senior management positions in finance with Sun Microsystems and Apple Computer. Ms. Rafael began her career with Arthur Young & Company. Ms. Rafael also serves as a director of Autodesk, Inc. Ms. Rafael received a B.S.C. degree in Accounting from Santa Clara University.
Our Nominating and Corporate Governance Committee has reviewed Ms. Rafael’s qualifications and background and has determined that based on her extensive executive and financial experience, Ms. Rafael is well qualified to serve as a director of our Company in light of our Company’s business activities.

Vote Required
Directors shall be elected by a plurality vote. The Class A nominee for director receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to be voted at the annual meeting shall be elected as a director. Votes against, abstentions and broker non-votes have no legal effect on the election of the director due to the fact that such election is by a plurality.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED CLASS A DIRECTOR.
PROPOSAL TWO
REAPPROVAL OF THE MANAGEMENT BONUS PLAN
Our Board of Directors has previously adopted, and the stockholders have previously approved, the Management Bonus Plan (the “Bonus Plan”). The stockholders are being asked to approve the Bonus Plan again, so that our Company may use the Bonus Plan to achieve its goals and continue to receive a tax deduction for certain compensation paid under the Bonus Plan. The Bonus Plan is subject to the reapproval of a majority of the shares of our common stock that are present in person or by proxy at the Annual Meeting. If our stockholders do not reapprove the Bonus Plan, the Bonus Plan will terminate and no bonuses will be awarded under the Bonus Plan for performance periods that begin on or after the date of the Annual Meeting. However, any awards earned under the Bonus Plan for a performance period that commenced prior to the date of the Annual Meeting will be paid pursuant to the terms of the Bonus Plan as they existed prior to the Annual Meeting.
The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.
Purpose
The purpose of the Bonus Plan is to motivate key members of management to perform to the best of their abilities and to achieve our objectives. The Bonus Plan accomplishes this by paying awards under the Bonus Plan only after the achievement of very specific goals.
The Bonus Plan also is designed to qualify as “performance-based” compensation under section 162(m) of the Code. Under section 162(m), our Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if we pay compensation that is “performance-based” under section 162(m), our Company still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan allows us to pay incentive compensation that is performance-based and therefore fully tax deductible on our federal income tax return.
Eligibility to Participate
The Compensation Committee selects which of our employees (and employees of our affiliates) will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants. A participant for any given performance period is in no way guaranteed of being selected for participation in any subsequent performance period.
Target Awards and Performance Goals
For each performance period, the Compensation Committee may assign each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award may be expressed as a percentage of his or her base salary at the end of the fiscal year, or may be designated as a dollar amount or in some other fashion as the Compensation Committee may determine. The performance goals may require the achievement of objectives for one or more of the following criteria:

• cash position	• earnings per share	• individual objectives	• net income
• operating cash flow	• operating income	• return on assets	• return on equity
• return on sales	• revenue	• total stockholder return	• bookings
• cash flow	• customer acquisition	• customer retention	• net profit
• operating margin	• gross margin	• profit margin	• new product introduction and market acceptance
• expense reduction	• customer satisfaction
Any criteria used may be (i) measured in absolute terms, (ii) measured in terms of growth, (iii) compared to another company or companies, (iv) measured against the market as a whole and/or according to applicable market indices, (v) measured against the performance of the Company as a whole or a segment of the Company, and/or (vi) measured on a pre-tax or post-tax basis (if applicable). Any performance goal may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or across one or more product lines or against specific markets, and may be measured relative to a peer group or index.
Actual Awards
After the performance period ends, our Company may request the Compensation Committee to certify in writing whether or the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant may be determined by using a formula that will increase or decrease the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $5,000,000 per person in any fiscal year, even if the formula otherwise indicates a larger award. The Compensation Committee has discretion to reduce, eliminate or increase the actual award payable to any participant that otherwise would be payable under the formula.
Actual awards generally are to be paid in cash as soon as practical following the determination and certification of the actual award, but in no event later than the fifteenth day of the third month of the fiscal year following the date the participant’s actual award has been earned and is no longer subject to a substantial risk of forfeiture. If a participant terminates employment before the end of the performance period in which the bonus is to be earned, the Compensation Committee will have discretion to pay out part or all of the award otherwise earned.
Administration, Amendment and Termination
The Compensation Committee governs the administration of the Bonus Plan. Members of the Compensation Committee must qualify as outside directors under section 162(m). Subject to the terms of the plan, the Compensation Committee has sole discretion to:
•select the employees who will receive awards;
•determine the target award for each participant;
•determine the performance goals that must be achieved before any actual awards are paid;

•	determine a formula to increase or decrease an award to reflect actual performance versus the predetermined performance goals;

•	adopt procedures as are necessary or appropriate to permit participation by employees who are foreign nationals or employed outside of the United States; and
•interpret the provisions of the Bonus Plan.
The Board may amend or terminate the plan at any time and for any reason. An amendment also will be submitted for stockholder approval if necessary to maintain the Bonus Plan’s compliance with Section 162(m).
Indemnification
Our Board of Directors and Compensation Committee are generally indemnified by our Company for any liability arising from claims relating to the Bonus Plan.
U.S. Federal Income Tax Consequences
Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by our Company. If and to the extent that the Bonus Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

Awards to be Granted to Certain Individuals and Groups
Awards under the Bonus Plan are determined based on actual performance, so future actual awards (if any) cannot now be determined. The following table sets forth certain information regarding performance-based cash incentives paid during the last fiscal year for each of the Named Executive Officers, and for all other employees who participated in our 2013 Bonus Plan (as discussed in further detail in the “Executive Compensation and Related Matters” section of this Proxy Statement beginning on page 21 below):

Named Executive Officer	Title	2013 Total Bonus Amount at 100% of Target	2013 Total Bonus Amount Paid

Ronald A. Sege	Chairman of the Board, Chief Executive Officer and President	$400,000	$323,006

William R. Slakey	Executive Vice President and Chief Financial Officer	$124,800	$100,778

Michael T. Anderson	Senior Vice President and General Manager – Grid Modernization	$150,000	$42,013

Varun Nagaraj	Senior Vice President and General Manager – Industrial Internet of Things	$125,000	$187,500

Russell R. Harris	Senior Vice President of Operations	$54,500	$44,010

All employees who participated in our 2013 Bonus Plan		$1,629,497	$1,157,455
Vote Required
Reapproval of the Management Bonus Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted at the annual meeting.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” REAPPROVAL OF THE MANAGEMENT BONUS PLAN.
PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
With authority granted by our Board of Directors, the Audit Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2014, and our Board of Directors recommends that our stockholders vote “FOR” ratification of such appointment.
KPMG LLP was originally appointed as our independent registered public accounting firm on March 21, 2002, when we retained the firm to perform the annual audit of our financial statements for the fiscal year ended December 31, 2002. A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Fees
The following table sets forth fees for services KPMG LLP provided during fiscal years 2013 and 2012:

	2013	2012
Audit fees (1)	$907,275	$926,069
Audit-related fees	$—	$—
Tax fees (2)	$6,439	$3,568
All other fees (3)	$17,400	$37,700
Total	$931,114	$967,337
____________________

(1)
Represents fees for professional services provided in connection with the audit of our annual financial statements and our internal control over financial reporting, the review of our quarterly financial statements, and other advice on accounting matters. The audit fees for 2013 represent the amount billed to our Company as of the date of this Proxy Statement.

(2)	Represents fees for professional services provided to assist expatriate non-executive employees to comply with U.S. and/or local tax requirements.

(3)	All other fees in 2013 and 2012 represent fees for due diligence services provided in connection with contemplated business transactions.
Our Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has concluded that the independence of KPMG LLP is maintained and is not compromised by the services provided. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. During fiscal year 2013, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.
Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Vote Required
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted at the annual meeting.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PROPOSAL FOUR
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our executive officers listed under “Executive Compensation and Related Matters - Summary Compensation Table” (the “Named Executive Officers”), as disclosed in accordance with the SEC’s rules in the “Executive Compensation and Related Matters” section of this Proxy Statement beginning on page 21 below. As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, this proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The following is a summary of some of the key points of our 2013 executive compensation program. See “Executive Compensation and Related Matters” below for more information.
•In 2013, base salaries and bonus targets were reviewed and judged to meet the Company’s needs to retain and motivate key executives in a challenging business environment, while conserving cash. Consequently, there were no changes to the 2012 base pay or bonus targets in 2013, with the exception of Mr. Nagaraj, who was promoted to General Manager as a result of the Company’s restructuring to leverage the Company’s legacy technology into the emerging market of Industrial Internet of Things.
•Long-term equity incentives were granted to our executive officers in 2013 as a critical component of total compensation, designed to retain and reward key contributors and reinforce a pay-for-performance culture. The awards were determined based on performance, current non-vested shareholding value and target multiplier of annual on-target cash compensation.
•In order to minimize the dilutive impact on our Company’s stockholders of grants of equity-based awards to directors, employees and consultants of our Company and its subsidiaries, our Company’s Board of Directors adopted a burn rate policy for fiscal years 2013 through 2015. During this three year period, beginning with our Company’s 2013 fiscal year and ending with our Company’s 2015 fiscal year, the burn rate policy requires our Company to limit the number of shares that it grants subject to stock awards over the three year period to no more than an annual average of 5.77% of our Company’s outstanding common stock. Echelon continues to strive to achieve this goal and tracks equity grants carefully against this commitment.
•For 2013, fifty percent (50%) of our Chief Executive Officer’s total cash compensation (i.e., base salary plus target bonus) was linked to our Company’s financial performance.
•Under our 2013 Bonus Plan, one hundred percent (100%) of the targeted bonus for our Chief Executive Officer, Chief Financial Officer and other key executive officers was directly linked to our Company’s ability to generate revenue, manage non-GAAP operating income, preserve cash, and control spending.
•Change in control acceleration of vesting is based on a double-trigger philosophy, such that both a change in control and a qualifying termination of employment are required before vesting will accelerate, and any grants that include vesting acceleration are subject to agreements that specify conditions precedent under which such accelerated vesting can occur.
We believe that the information provided above and within the “Executive Compensation and Related Matters” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Echelon Corporation approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Echelon Corporation Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”
Vote Required
The advisory approval of our executive compensation requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted at the annual meeting. As this is an advisory vote, the result will not be binding on our Company, our Board of Directors or our Compensation Committee; although our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 27, 2014, for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors and the director nominee;

•	each of the Named Executive Officers; and

•	all of our directors and Section 16 executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or other rights held by such person that are exercisable within 60 calendar days of March 27, 2014, but excludes shares of common stock underlying options or other rights held by any other person. Percentage of beneficial ownership is based on 43,362,646 shares of common stock outstanding as of March 27, 2014.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Barbara S. Oshman (1)	3,381,207	7.8%
ENEL Investment Holding BV (2)	3,000,000	6.9%

Directors and Executive Officers:
Armas Clifford Markkula, Jr. (3) (4)	1,827,038	4.2%
Ronald A. Sege (3) (5)	454,214	1.0%
Robert R. Maxfield (3) (6)	413,983	*
Richard M. Moley (3) (7)	225,589	*
Michael T. Anderson (3)	168,472	*
Russell R. Harris (3) (8)	130,691	*
Robert J. Finocchio, Jr. (3) (9)	115,000	*
Varun Nagaraj (3)	113,192	*
William R. Slakey (3)	89,522	*
Betsy Rafael (3)	50,000	*
All directors and Section 16 executive officers as a group (12 persons) (3)	3,641,877	8.3%
____________________

*	Less than 1%.

(1)
The number of shares beneficially owned is as reported in a Schedule 13G filed by Barbara S. Oshman with the SEC on January 16, 2014. Barbara S. Oshman’s address is c/o 545 Middlefield Road, Suite 165, Menlo Park, California 94025. As of December 31, 2013 shares were held by the following trusts, of which Barbara S. Oshman serves as sole trustee: (i) 2,928,795 by the M. Kenneth and Barbara S. Oshman Trusts dated July 10, 1979, (ii) 242,393 by the Peter Lawrence Oshman 2010 Trust, and (iii) 210,019 by the David Ross Oshman 2010 Trust.

(2)	Affiliate of Enel S.p.A. The principal address is Viale Regina Margherita 137, Rome, Italy 00198.

(3)Includes, for the applicable director or executive officer, the following shares exercisable within 60 days of March 27, 2014 upon the exercise of options, performance shares and/or SARs, as shown in the table below. The number of shares issued upon the exercise of SARs will be reduced at the time of exercise by (i) a number of shares sufficient to cover the grant price times the number of shares with respect to which the SAR is being exercised plus (ii) a number of shares sufficient to cover the amount of certain minimum withholding taxes due at the time of exercise. The number of shares withheld to cover the grant price and withholding taxes will be calculated based on the fair market value of our common stock on the date of exercise.

Name	Options	Performance Shares	SARs
• Armas Clifford Markkula, Jr.	50,000	—	—
• Ronald A. Sege	37,500	—	187,500
• Robert R. Maxfield	40,000	—	—
• Richard M. Moley	50,000	—	—
• Michael T. Anderson	24,300	8,750	75,000
• Russell R. Harris	18,100	7,750	30,000
• Robert J. Finocchio, Jr.	50,000	—	—
• Varun Nagaraj	22,400	8,750	54,750
• William R. Slakey	20,550	—	50,000
• Betsy Rafael	40,000	—	—
• All directors and executive officers as a group	356,350	28,075	407,111

(4)
Includes 1,655,110 shares held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 121,928 shares held by the Markkula Family Limited Partnership. Mr. Markkula and his spouse disclaim beneficial ownership of all but 27,500 of the shares held by the Markkula Family Limited Partnership.

(5)
Includes 135,464 shares held by R. A. Sege & E. Sege Co-TTEE Ronald A. and Eugenia Sege TR U/T/A DTD 10/19/2010. See “Executive Compensation and Related Matters - Compensation Discussion and Analysis,” “-Outstanding Equity Awards at 2013 Fiscal Year-End,” footnotes (4) and (8), and “-Potential Payments Upon Termination or Change in Control” for information regarding vesting criteria applicable to the outstanding shares held by Mr. Sege.

(6)	Includes 373,983 shares held by Robert R. Maxfield, Trustee UA DTD 12/14/87.

(7)	Includes 175,589 shares held by the Richard Michael Moley and Elizabeth Moley 1989 Revocable Trust dtd 9/29/89, as amended 8/23/02.

(8)	Includes 54,841 shares held by The Harris living Trust dated March 22, 2004, and 20,000 shares held by The Russell R. Harris 2004 Children’s Trust dated April 22, 2004.

(9)	Includes 65,000 shares held by the Robert J. and Susan H. Finocchio Family Trust dated January 9, 1990.
EXECUTIVE COMPENSATION AND RELATED MATTERS
Compensation Discussion and Analysis
This section discusses the principles underlying our policies and our Compensation Committee’s decisions concerning the compensation of our executive officers and the reasons those decisions were made.
Executive Summary
Pay for Performance
The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, a significant portion of the Named Executive Officers’ compensation opportunity is based on variable pay.
Early in 2013, our Company responded to challenging and dynamic business and market conditions by implementing a fundamental change in Company organization structure designed to bring more focus and accountability to distinct market opportunities in Grid Modernization and the emerging Industrial Internet of Things market. Our goal was to streamline decision-making, create clearer accountability for short- and long-term results, and focus resources on the highest priorities for our business. As a result, one executive position was eliminated and two existing executives, Mr. Anderson and Mr. Nagaraj, were given broader responsibilities to drive results in the Grid Modernization and Industrial Internet of Things markets, respectively.
Recognizing the continuing challenges facing our business and focusing on pay for performance within the revised structure, for 2013 the Compensation Committee decided not to make any adjustments to the base salaries of the Named

Executive Officers, other than Mr. Nagaraj, who was promoted to Senior Vice President and General Manager-Industrial Internet of Things. In addition, the Compensation Committee approved a 2013 Bonus Plan to be funded by cash generated above the operating plan target and to pay out for achievement of specific business metrics: revenue, bookings, Non-GAAP Operating Income and year-end cash balance.
Following the end of fiscal 2013, the Compensation Committee reviewed performance of the metrics built into the 2013 Bonus Plan, and exercised negative discretion to reduce the bonus amounts to be paid out to the participants. The Compensation Committee approved a payout under the 2013 Bonus Plan based on achievements of the specific business metrics described in more detail below, in an amount representing 84% of the target annual cash incentive award opportunities. Payouts under the 2013 Bonus Plan varied widely among participants, reflecting our pay for performance approach. Grid participants received 28% of their target cash incentive opportunity, while Industrial Internet of Things participants received 150%, reflecting key differences in business results for each market segment. Executives in the shared functions, Mr. Sege, Mr. Slakey and Mr. Harris, received 81% of target annual cash incentive.
Corporate Governance Best Practices
Our Company endeavors to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our Company’s short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2013:

•
Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns.

•
Independent Compensation Committee Advisors. The Compensation Committee engaged its own compensation consultant to assist with its 2013 compensation reviews. This consultant performed no consulting or other services for our Company.

•
Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our Company.

•
Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders;

•
No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers;

•	No Perquisites. We do not provide any perquisites or other personal benefits to our executive officers;

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits;

•
No Special Health or Welfare Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

•
“Double-Trigger” Change in Control Arrangements. All change in control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of our Company plus a qualifying termination of employment before payments and benefits are paid);

•	Performance-Based Incentives. We use performance-based short- and long-term incentives;

•
Multi-Year Vesting Requirements. The new-hire and annual equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives; and

•	Hedging Prohibited. We prohibit our employees from hedging any securities of our Company.

Results of Prior Stockholder Advisory Vote
At our 2011 Annual Meeting of Stockholders, our stockholders strongly approved the compensation of the Named Executive Officers, with 23,201,038 votes cast in favor of our say-on-pay proposal and 2,851,255 votes cast against the proposal. As we evaluated our executive compensation program for 2013, we considered the strong support our stockholders expressed in our approach to setting reasonable executive compensation that both retains and motivates the Named Executive Officers and closely aligns their interests with those of our stockholders. Accordingly, our Board of Directors determined to retain the general philosophy and structure of our executive compensation program for 2013.
Executive Compensation Questions and Answers
Q.     What is our Company’s overall executive compensation philosophy?
A.     Our executive compensation programs are designed to meet the following objectives:

•	Attract and retain motivated and talented executives with a view to the competitive nature of the marketplace in Silicon Valley and other areas in which we seek talent;

•	Motivate our executives to perform to their best abilities through a compensation strategy that includes meaningful pay for performance;

•	Position base salary, targeted variable compensation and equity compensation to the 50th to 75th percentile of competitive market compensation (based on a comparison to similarly situated companies);

•	Link executive compensation to our Company’s performance and the individual’s performance;

•
Align the interests of our executives with those of our stockholders by (i) providing our executive officers with incentives to attain our long-term goals, (ii) specifically linking our financial and operating results to compensation paid to our executive officers, and (iii) with respect to long-term equity compensation, generally keeping within industry guidelines for dilution; and

•	Provide a compensation structure that is not only competitive in our geographic and industry areas, but is internally equitable and consistent based on level of responsibilities and performance.
These objectives fit within our overall compensation philosophy by providing incentive to our executive officers to continuously work to improve our performance, as well as position our Company for long-term growth. Our compensation philosophy is also intended to enhance stockholder value, provide proper compliance with regulatory and related requirements, and create a cohesive executive team.
To meet these objectives, we have designed an executive compensation program based on the following general policies:

•	Pay fixed compensation in the form of base salaries that are competitive with the practices of other comparable technology companies in our region.

•	Pay for variable compensation:

▪	through an annual bonus plan that is based upon our performance when compared to our annual financial and strategic objectives; and

▪
by providing significant long-term incentives in the form of equity awards, specifically in the form of options to purchase shares of our common stock and/or performance shares awards covering shares of our common stock, to motivate and retain those individuals with the leadership abilities necessary to increase long-term stockholder value, and to align behavior with stockholder interests.

Q.     Who are the Named Executive Officers?
A.     The Named Executive Officers include our principal executive officer, principal financial officer and the three other most highly-compensated executive officers of our Company as follows:

Title	Name

Chairman of the Board, Chief Executive Officer and President	Ronald A. Sege

Executive Vice President and Chief Financial Officer	William R. Slakey

Senior Vice President and General Manager – Grid Modernization	Michael T. Anderson

Senior Vice President and General Manager – Industrial Internet of Things	Varun Nagaraj

Senior Vice President of Operations	Russell R. Harris
Q.     What is the role of the Compensation Committee of our Board of Directors?
A.     The Compensation Committee is responsible for ensuring compliance with our executive compensation objectives and policies. Accordingly, the Compensation Committee reviews and approves our annual executive compensation arrangements, including approving specific performance objectives for the annual management bonus plan. These arrangements include, among other items, annual base salary, an annual incentive bonus opportunity, long-term incentive compensation in the form of equity awards, and certain other benefits. In performing these duties, the Compensation Committee is assisted by our Human Resources Department and receives input from our executive management, particularly our Chief Executive Officer, Senior Vice President and General Counsel, and Vice President, Human Resources.
Management provides the Compensation Committee with information about our Company and individual executive performance, market data, and management’s perspective and recommendations on compensation matters. The Compensation Committee is authorized to obtain the assistance of compensation and legal consultants at any time, and may also rely on consultants retained by our Company. In 2013, we retained the services of Compensia, a management compensation consulting firm that provides executive compensation advisory services, to provide input regarding executive compensation, including base salary, annual bonuses, long-term incentive compensation and other benefits or compensation.
The Compensation Committee approves and interprets our executive compensation and benefits plans and policies, including our stockholder-approved 1997 Stock Plan. The Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are independent for purposes of the listing standards of the NASDAQ Stock Market, “outside directors” for purposes of Section 162(m) of the Code, and “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation Committee regularly meets in executive session without management present.
Q.     What is the role of our Chief Executive Officer in compensation decisions?
A.     Our Chief Executive Officer sets individual performance objectives, in line with the corporate objectives, for each executive officer (other than himself) at the beginning of the calendar year and reviews the performance of our executive officers during the year as well as during an annual review process following the end of the calendar year. He then presents his findings to the Compensation Committee, together with recommendations for their compensation arrangements. In 2013, our Chief Executive Officer also obtained input about compensation practices within comparator technology companies from Compensia.
In 2013, we introduced an employee performance management feedback program under which employees, including each of our executive officers, is asked to establish specific, measurable performance objectives that are consistent with our overall business objectives. Our executive officers’ objectives are approved by our Chief Executive Officer who evaluates each executive officer periodically against those objectives. In evaluating each executive officer, it is the view of our Chief Executive Officer and the Compensation Committee that he or she is expected to perform at a very high level and to also function as an integral part of a cohesive team. The goals of the performance management feedback program are to provide objective criteria against which to evaluate the performance of our executive officers and support a “pay for performance” culture.
The Compensation Committee considers these findings and recommendations, but makes its own final determinations. This review process is generally conducted in advance of annual base salary adjustments, if any, the adoption of the annual management bonus program for the year, and the grant of annual equity awards.
The Compensation Committee alone or in consultation with our full Board of Directors (other than our Chief Executive Officer) reviews the performance of our Chief Executive Officer. As with the other executive officers, our Chief Executive Officer is expected to perform at a very high level.

Q:     What is the role of compensation consultants and competitive positioning in determining executive compensation?
A.     In 2013, we engaged Compensia to provide input on a broad range of executive matters, including base salary, annual cash bonuses, long-term incentive compensation, and post-employment compensation practices. Specifically, in 2013 Compensia provided information on annual incentive compensation plan design and post-employment compensation practices.
The Compensation Committee uses compensation surveys and publicly-available data, as well as advice from our independent advisors. In addition, although we did not conduct a competitive market analysis for purposes of establishing executive compensation levels in 2013, the Compensation Committee did consider and rely on the data collected and analyzed in 2012 as part of its compensation-setting process. In 2013, the Compensation Committee used compensation data drawn from peer companies, including the following, as a reference in making its executive compensation decisions:

Bigband Networks, Inc.	Falconstor Software, Inc.	Radisys Corporation

Blue Coat Systems, Inc.	Globecomm Systems Inc.	Silver Spring Networks, Inc.

DDi Corp	Infinera Corporation	Sonus Networks, Inc.

Demandtec, Inc.	Internap Network Services Corporation	Tessera Technologies, Inc.

Digi International Inc.	Maxwell Technologies Inc.	TiVo Inc.

Emulex Corporation	OPNET Technologies, Inc.	Zygo Corporation

Extreme Networks, Inc.	Powersecure International, Inc.
This compensation peer group was the same group of peer companies that were selected and used for purposes of evaluating the competitive market in 2012.
Q.     What are the elements of our Company’s executive compensation program?
A.     Our executive officers’ compensation has three primary components:
•Base salary;
•Annual cash bonus opportunities through our annual management bonus plan; and
•Long-term incentive compensation in the form of annual equity awards.
In addition, we provide our executive officers with health and welfare benefits that are generally available to all salaried employees in the geographical location in which they are based. We do not provide pension arrangements, deferred compensation or other similar benefits to our current executive officers.
We believe that this combination of elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and is conducive to executive recruitment and retention.
Q.     When are decisions concerning executive compensation made?
A.     Typically, the Compensation Committee makes its decisions concerning base salaries and target annual cash bonus opportunities of our executive officers early in the year, as was the case in 2013. Decisions regarding executive compensation may also be made at other times of the year.
Our equity compensation grant guidelines, which are described below, call for annual equity awards to be made effective on the date of our Annual Meeting of Stockholders, or such other date as is selected by the Compensation Committee. Although our most recent Annual Meeting of Stockholders was held on May 21, 2013, because we had then only recently implemented a restructuring of our Company, the equity awards granted to our executive officers, including the Named Executive Officers, were made on June 10, 2013.
Q:     How are individual performance and other factors taken into consideration when making executive compensation decisions?
A:     As noted above, the Compensation Committee relies on input from our Chief Executive Officer to evaluate the performance of our executive officers. For example, our Chief Executive Officer meets frequently with each of our executive officers, enabling him to develop in-depth knowledge of each executive officer’s performance. In addition, in 2013 we continued the implementation of our employee performance management feedback program described above. Under this program, each executive officer’s objectives reflected the applicable department’s overall objectives and were approved by our Chief Executive Officer. Our Chief Executive Officer and each executive officer are expected to periodically evaluate the executive officer’s performance against those objectives. The Chief Executive Officer then reviews the strengths, accomplishments and areas for growth of each executive with the Compensation Committee.
Q:     How are base salaries determined?
A:     Base salary is used in our executive compensation program as a means to attract and retain qualified executives, and to be competitive in our geographic region and industry sector. The Compensation Committee sets the base salaries of our executive officers, including the Named Executive Officers, to compensate them for services rendered during the year, and to meet competitive norms and reward performance on an annual basis. As described above, the Compensation Committee used competitive market data as a reference source when making compensation decisions to keep our base salaries competitive with the market. In addition, when considering base salary adjustments, the Compensation Committee also considers each executive officer’s current performance, expected future contributions, and internal equity.
For 2013, the Compensation Committee, in recognition of the continuing challenges facing our business and industry sector, decided not to make any adjustments to the base salaries of the Named Executive Officers, other than Mr. Nagaraj, who was promoted to Senior Vice President and General Manager-Industrial Internet of Things. Mr. Nagaraj’s base salary was increased by the Compensation Committee following an evaluation of his current performance, the expansion of his responsibilities, internal equity considerations, and a review of our most recent executive compensation data.
The following table sets forth the annual base salaries of the Named Executive Officers for 2013:

Named Executive Officer	Title	2013 Salary

Ronald A. Sege	Chairman of the Board, Chief Executive Officer and President	$400,000

William R. Slakey	Executive Vice President and Chief Financial Officer	$312,000

Michael T. Anderson	Senior Vice President and General Manager – Grid Modernization	$325,000

Varun Nagaraj	Senior Vice President and General Manager – Industrial Internet of Things	$320,833

Russell R. Harris	Senior Vice President of Operations	$345,000
In the case of Mr. Anderson, who is a resident of Washington state, we reimburse him for the California state income taxes payable on his base salary. We continued this practice in 2013.
Q:     What determinations were made for the Bonus Plan in 2013?
A:    2013 Bonus Plan. For 2013, we determined that the key imperatives for our Company continue to be to increase revenues, move towards profitability, control spending and conserve cash. Consequently, the Compensation Committee approved a management bonus plan for 2013 that would be tied to, and reward, achieving targets for revenue generation and non-GAAP operating income or loss (NGOI), as well as conservation of our cash in accordance with our 2013 operating plan. For purposes of the 2013 Bonus Plan, NGOI was calculated as our Company’s actual net operating income or loss for full year 2013, adjusted to remove stock-based compensation charges.
In February 2013, the Compensation Committee approved a management bonus plan for 2013 (the "2013 Bonus Plan") pursuant to which our executive officers, including the Named Executive Officers, were eligible to earn cash payments contingent upon the achievement of specified target levels for a series of specific performance objectives.
The key features of the 2013 Bonus Plan were as follows:
For the Named Executive Officers, including our Chief Executive Officer, the 2013 Bonus Plan was directly linked to our Company’s revenue, NGOI, and cash measures; and each participant’s target bonus opportunity plan was based on the achievement of specific performance objectives.

•
Funding for the 2013 Bonus Plan was based on cash generated by exceeding the 2013 operating plan cash balance, so the 2013 Bonus Plan paid out only after we achieved the cash balance defined by our 2013 annual operating plan.

•
For our Chief Executive Officer and Messrs. Slakey and Harris, 25% of their target bonus opportunity was tied to our 2013 ending cash balance, 15% was tied to our revenue, 15% was tied to our bookings, and 45% was tied to our NGOI.

•
For Mr. Anderson, 25% of his target bonus opportunity was tied to our 2013 ending cash balance and the rest of his bonus opportunity was based on Grid-specific measures as follows: 25% tied to Grid bookings, and 50% tied to Grid contribution margin.

•
For Mr. Nagaraj, 25% of his target bonus opportunity was tied to our 2013 ending cash balance and the rest of his bonus opportunity was based on Industrial Internet of Things-specific measures as follows: 25% tied to Industrial Internet of Things revenue, and 50% tied to Industrial Internet of Things contribution margin.

Under the 2013 Bonus Plan, the total management bonus payout for our executive officers that could be earned was limited to a total of 150% of the target bonus achievement.
Target Bonus Opportunities. Aside from Mr. Nagaraj, the 2013 target bonus opportunity for each of the Named Executive Officers was not changed from 2012, when bonus targets were set relative to each such executive officer’s total compensation, the allocated dollar amount of the executive officer’s bonus for the prior year, and internal equity. The 2013 Bonus Plan design funded payouts from cash generated above the year-end target set by the 2013 operating plan in place at the beginning of the year. Specific performance metrics for the participants varied by function and role, and included specific criteria from elements such as total revenue, revenue by focus area, bookings, NGOI, and cash reserve conservation.
Actual Bonus Decisions. At the end of 2013, our Company had exceeded the cash position target level, thereby funding the bonus pool. However we did not satisfy the target levels for all of the performance measures in 2013. Our revenue and bookings were below plan in Grid, which reduced the bonus payments for all of the Named Executive Officers, except for Mr. Nagaraj, who achieved 2013 revenue slightly above plan and contribution margin well above plan. Further, because the strength of the cash reserves resulted, in part, from reduced sales in the Grid business, our Compensation Committee exercised its negative discretion to reduce the bonus amounts that would have paid out under the formula.
The bonuses paid to the Named Executive Officers under the 2013 Bonus Plan were as follows:

Named Executive Officer	Title	2013 Total Bonus Amount at 100% of Target	2013 Total Bonus Amount Paid
Ronald A. Sege	Chairman of the Board, Chief Executive Officer and President	$400,000	$323,006
William R. Slakey	Executive Vice President and Chief Financial Officer	$124,800	$100,778
Michael T. Anderson	Senior Vice President and General Manager – Grid Modernization	$150,000	$42,013
Varun Nagaraj	Senior Vice President and General Manager – Industrial Internet of Things	$125,000	$187,500
Russell R. Harris	Senior Vice President of Operations	$54,500	$44,010
 Q:     What is the basis for equity awards?
A:     Equity awards are made under our 1997 Stock Plan, which was last approved by our stockholders at our 2013 annual meeting. Our 1997 Stock Plan provides for the grant of the following types of incentive awards:

•	Stock options;

•	Stock purchase rights;

•	Stock appreciation rights (SARs);

•	Performance units and performance shares; and

•	Restricted stock.
As of March 27, 2014, a total of 9,923,619 shares of our common stock were reserved for issuance under our 1997 Stock Plan, with 5,514,747 of such shares subject to outstanding awards and 4,408,872 of such shares remaining available for new awards to be granted in the future.
Q.     What forms of equity awards may our Company grant each year?
A.     The Compensation Committee regularly monitors equity compensation practices based upon data from Compensia and compensation surveys and makes changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value and employee and executive retention. We use various equity vehicles to motivate, retain and reward long-term performance. Typically, we have granted stock options, performance shares awards, SARs, and restricted stock awards, each of which carries a time-based vesting requirement.
Each year, the Compensation Committee approves an equity award for our executive officers, including the Named Executive Officers, under our 1997 Stock Plan. The Compensation Committee intends that equity awards granted under our

1997 Stock Plan provide an appropriate incentive for our executive officers to remain with our Company and continue to perform well.
Q:     What decisions did the Compensation Committee make with respect to long-term incentive compensation in 2013?
A:    In 2013, the Compensation Committee granted equity awards to the Named Executive Officers consisting of a combination of options to purchase shares of our common stock and performance share awards covering shares of our common stock. Of each total award granted, the ratio between shares subject to each stock option and each performance share was 4:1 (or 80% of the award comprised shares subject to an option, and 20% of the award was comprised of performance shares). The options and the performance shares were granted to motivate strong future performance by our executive officers, since the value increases if the market price of our common stock appreciates over time. These awards, which are subject to a time-based vesting schedule, were granted to meet our retention objectives for each executive officer.
In determining the amount of the 2013 equity awards for each of the Named Executive Officers, including our Chief Executive Officer, the Compensation Committee reviewed our most recent executive compensation analysis, as well as the current value of each executive officer’s outstanding and unvested equity awards, and a target multiplier of the executive officer’s target annual cash compensation. In determining the amount of the 2013 equity awards for the Named Executive Officers, the Compensation Committee also sought to reward and retain our most valuable contributors and reinforce our pay-for-performance culture. In addition, the Compensation Committee reviewed the individual performance of each Named Executive Officer (other than our Chief Executive Officer) after receiving input from our Chief Executive Officer and based the amount of his award on this assessment as well as the individual’s criticality to our Company. The Compensation Committee reviewed the individual performance of our Chief Executive Officer, following input on his performance from the full Board of Directors (other than our Chief Executive Officer).
The following equity awards were granted to the Named Executive Officers in 2013:

Name	Non-qualified stock options	Performance Shares
Ronald A. Sege	120,000	30,000
William R. Slakey	84,000	21,000
Michael T. Anderson	88,000	22,000
Varun Nagaraj	100,000	25,000
Russell R. Harris	76,000	19,000
Q:     How does our Company determine grant dates for equity awards?
A:    In April 2013, our Board of Directors and the Compensation Committee confirmed equity compensation grant guidelines regarding the timing of granting equity awards to our employees, including our executive officers. These guidelines provide that while we intend to follow the timing guidelines to the extent possible, our Board of Directors, the Compensation Committee, or the stock option committee may issue equity awards at a different time if doing so would be in the best interests of our Company, our stockholders and our employees.
The equity compensation grant guidelines provide that awards will generally be granted on the 10th day of the calendar month (or the next business day, if the 10th day is not a business day). The grant date of the award is also the date that the exercise price (determined as the closing price for our common stock on the NASDAQ Stock Market) and vesting date(s) are set. Awards may be approved in advance of the grant date for that month. Generally, award approvals by the Compensation Committee will be made at an in-person or telephonic committee meeting. If an award is approved by unanimous written consent, the effective date of such written consent will be the date the last signature is obtained.
The guidelines apply to awards for both new and existing employees, including executive officers. The grant date for new employees will generally be the 10th day of the month following the date the award is approved, provided that the grant date cannot be prior to the employee’s first day of employment. The guidelines provide that, in the case of the annual equity award to all or any subset of existing employees, the grant date will be the date of our Annual Meeting of Stockholders for such year, or such other date as determined by the Compensation Committee. In the case of awards to our executive officers (including the annual award), if our Company’s “insider trading window” is not then open, the grant date shall be the day the insider trading window next opens.
The Compensation Committee has not granted, nor does it intend to grant in the future, equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend to time in the future, the release of material nonpublic information based on equity award grant dates.

Q:     How was the compensation for our Company’s Chief Executive Officer and other Named Executive Officers determined?
A:     In February and March 2013, the Compensation Committee reviewed Mr. Sege’s compensation, which was initially set by the employment agreement between him and our Company. The employment agreement had provided for Mr. Sege’s compensation for 2010 and 2011 to be $400,000 in base salary and $400,000 in target bonus opportunity (prorated, in the case of 2010, for the period of time during which Mr. Sege was an employee of our Company), with the bonus to be tied to performance criteria to be established by the Compensation Committee.
The Compensation Committee determined that Mr. Sege had performed well in 2013, he was initiating necessary actions with respect to our Company’s business, and adverse market conditions were not within our control. Given the continued challenging economic environment for our Company, the Compensation Committee determined not to make any changes to the level of Mr. Sege’s compensation in 2013, and determined that the performance criteria applicable to Mr. Sege’s 2013 target bonus opportunity should be identical to the performance criteria applicable to our Chief Financial Officer and the Senior Vice President Operations. The performance criteria, which are described in more detail above, were intended to drive revenue and control spending. Mr. Sege’s potential 2013 bonus was capped at 150% of his target bonus opportunity, as stipulated in Mr. Sege’s employment agreement.
In February and March 2013, the Compensation Committee also reviewed the accomplishments, strengths and areas for growth or improvement for each of Messrs. Slakey, Anderson, Nagaraj and Harris, and determined that each of these Named Executive Officers was performing well. As with Mr. Sege, the Compensation Committee determined not to make any changes to the level of their compensation in 2013 given the continued challenging economic environment for our Company, except as follows: Mr. Nagaraj’s base salary was increased from $300,000 to $325,000 and his bonus target opportunity was increased from $90,000 to $125,000, to reflect his broader responsibilities as Senior Vice President and General Manager of Industrial Internet of Things.
Q:     Does our Company maintain stock ownership guidelines for its directors and executive officers?
A:     In 2007, our Board of Directors determined that our executive officers and non-employee directors should own and hold shares of our common stock to further align their interests and actions with the interests of our stockholders. Accordingly, our Board of Directors adopted stock ownership guidelines applicable to our executive officers and non-employee directors. These guidelines provide that non-employee directors who are not also executive officers of our Company are expected to own and hold shares of common stock of our Company with a minimum of value of $100,000. In addition, the following guidelines apply to our executive officers:

Position	Minimum Ownership Guideline

Chief Executive Officer	Shares with a value equal to five times base salary

President, Chief Operating Officer, Chief Financial Officer	Shares with a value equal to three times base salary

Senior Vice President	Lesser of 20,000 shares or shares with a value equal to one times base salary
The shares of our common stock that count towards satisfying the guidelines include:

•
Shares owned outright by the director or executive officer and his or her immediate family members who share the same household, whether held individually or jointly, and shares held in trust where the director or executive officer is the beneficial owner;

•	Shares owned outright and resulting from the exercise of stock options or SARs and the release of performance shares; and

•	Shares purchased in the open market.
Our executive officers and non-employee directors are expected to achieve the above specified stock ownership level within five years after the August 2007 adoption date of the guidelines, in the case of individuals who were executive officers or non-employee directors as of that date, or five years after the date of their appointment as a director or executive officer, in the case of new appointments. Currently, four of five non-employee directors, and three of five Named Executive Officers exceed these stock ownership guidelines. The non-employee director and two Named Executive Officers that currently do not own stock in the amounts set forth in the guidelines have not exhausted the time period within which to comply with the guidelines.

Q:     Does our Company offer other benefits and programs to our executive officers?
A:     We offer a number of other benefits to our employees, including our executive officers, including medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance, and employee assistance programs. We also maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our Company does not offer matching for 401(k) Plan contributions, nor does our Company offer a pension program, except as mandated by local laws.
We believe that the availability of these benefits programs generally enhances employee productivity and loyalty to our Company. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.
Q:    Does our Company provide perquisites or other personal benefits?
A:     Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Q:     Does our Company maintain any employment arrangements?
A:     Chief Executive Officer. Effective August 19, 2010, Mr. Sege entered into an employment agreement with our Company. The compensation payable to Mr. Sege under the employment agreement is described above, and his post-employment compensation arrangements are described in the following section. Other material terms of this employment agreement are summarized below:

•
Our Board of Directors appointed Mr. Sege to serve as a member of our Board of Directors and agreed to nominate Mr. Sege to serve as a member of our Board of Directors during the term of his employment.

•
If we either terminate Mr. Sege's employment for any reason other than “cause” or Mr. Sege resigns for “good reason” (either event being an “Involuntary Termination”), then subject to his execution of a release of claims in favor of our Company which subsequently becomes effective, he will be entitled to receive: (a) a lump sum payment equal to the sum of 12 months of his then-current base salary plus an amount equal to the pro-rata portion of his then-current target bonus; (b) up to 18 months of COBRA reimbursement; and (c) 12 months vesting acceleration of his then outstanding and unvested equity awards other than any performance-based restricted stock award.

Chief Financial Officer. We entered into a letter agreement with Mr. Slakey with respect to his appointment as Executive Vice President and Chief Financial Officer, which became effective on November 7, 2011. The compensation payable to Mr. Slakey under this letter agreement is described in the “Executive Compensation and Related Matters” section of this Proxy Statement. Mr. Slakey is also eligible for the change in control payments and benefits described below.
Other executive officers. On August 7, 2013, the Compensation Committee approved our Company entering into individual severance agreements with each individual reporting to our Chief Executive Officer who has operational responsibility over a critical function. Pursuant to this authorization, our Company entered into agreements with the following individuals:

Name	Title
William R. Slakey	Executive Vice President and Chief Financial Officer
Michael T. Anderson	Senior Vice President and General Manager – Grid Modernization
Varun Nagaraj	Senior Vice President and General Manager – Industrial Internet of Things
Alicia Jayne Moore	Senior Vice President, General Counsel and Secretary
Russell R. Harris	Senior Vice President of Operations
Wendy Toth	Vice President and Chief Marketing Officer
Becky Baybrook	Vice President, Human Resources
Each of these agreements has a term of four years, which renew automatically for additional two year periods, and provide severance benefits for nine months in the event of non-fault involuntary terminations, or 12 months in the event of a change in control of our Company, respectively, in either case conditioned upon execution of a release and continued compliance with our Company’s proprietary information agreement. The severance benefits include payment of base salary and an amount equal to twice the monthly COBRA premium that would be required to continue group health, dental and vision coverage. None of the other Named Executive Officers is a party to any other employment or comparable agreement.
Q:     Does our Company provide any of its executive officers with change in control benefits?
A:     Chief Executive Officer. Under Mr. Sege’s employment agreement, in the event our Company experiences a change in control and he is subject to an Involuntary Termination (not for cause) during the three month period prior to the change in control or following the change in control, then subject to his execution of a release of claims in favor of our Company that subsequently becomes effective, he would be entitled to receive:

•
A lump sum payment equal to 18 months of his base salary and target annual bonus (based on the average annual bonus paid over the last two years or the current target annual bonus, whichever is higher);

•	Up to 18 months of COBRA reimbursement; and

•	100% vesting acceleration of outstanding and unvested equity awards (including at the target levels for any outstanding and unvested performance-based awards).
Other executive officers. On August 7, 2013, the Compensation Committee approved the entry into individual severance agreements with each individual reporting to our Chief Executive Officer who has operational responsibility over a critical function. As described above, each of these agreements has a term of four years, which renew automatically for additional two year periods and provide severance benefits for 12 months in the event of an involuntary termination of employment in connection with a change in control of our Company, conditioned upon execution of a release and continued compliance with our Company’s proprietary information agreement.
Further, in June 2008, our Board of Directors approved modifications to the forms of equity award agreements under our 1997 Stock Plan. Under these modifications, if within 12 months following a change in control of our Company, an employee of our Company or our subsidiaries at the level of Vice President and above is subject to an involuntary (not for cause) termination within the meaning of our 1997 Stock Plan, then certain equity awards of that employee would become fully vested. Our Board of Directors made this decision to reflect common practice among comparable situated companies in the Silicon Valley, following a review of such practices and input from our Company’s outside counsel.
Q:     What is the tax and accounting treatment of our executive compensation?
A:    Section 162(m)
Section 162(m) of the Code generally disallows a tax deduction to a public corporation for compensation in excess of $1 million paid for any fiscal year to its chief executive officer or any of the three other most highly compensated executive officers (other than its chief financial officer). Compensation that qualifies as "performance-based compensation" is not subject to this deduction limit if certain requirements are met. Our 1997 Stock Plan has been structured to permit our Company to pay compensation in excess of $1 million per year to our executive officers without compromising the deductibility of such compensation under Section 162(m). However, the Compensation Committee retains the flexibility to pay compensation to senior executives based on other considerations if it believes that doing so is in the stockholders’ interests. Our Company does not guarantee that compensation intended to qualify as performance-based compensation under Section 162(m) so qualifies. From time to time, the Compensation Committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deductibility limit when it believes that such compensation is in the best interests of our Company and our stockholders.

Section 409A
Section 409A of the Code imposes a penalty tax on “nonqualified deferred compensation” that fails to satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Accordingly, as a general matter, our Company attempts to structure its compensation and benefits plans and arrangements for all of our employees, including the Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. Our Company does not guarantee that its benefits plans and arrangements all satisfy the requirements of Section 409A.
Accounting Treatment
We account for stock-based compensation in accordance with the requirements of ASC 718. We also take into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.
Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Echelon specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2013. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in Echelon’s Proxy Statement for its 2014 Annual Meeting of Stockholders.
This report is submitted by the Compensation Committee of the Board of Directors of Echelon.

Compensation Committee

Richard M. Moley, Chairman
Armas Clifford Markkula, Jr.
Betsy Rafael

Summary Compensation Table
The following table shows compensation information for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011 for the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Grants ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Ronald A. Sege (2)	2013	400,000	—	71,100	170,517	323,006	—		964,623
Chairman of the Board, Chief Executive Officer and President	2012	400,000	—	118,875	278,235	—	—		797,110
	2011	400,000	—	905,000	—	600,000	—		1,905,000

Varun Nagaraj	2013	320,833	—	59,250	142,098	187,500	—		709,681
Senior Vice President and General Manager, Industrial Internet of Things	2012	300,000	—	71,008	166,199	—	—		537,207
	2011	198,750	—	796,500	395,863	75,720	—		1,466,833

William R. Slakey (3)	2013	312,000	—	49,770	119,362	100,778	—		581,910
Executive Vice President and Chief Financial Officer	2012	312,000	—	65,144	152,473	—	—		529,617
	2011	47,273	—	553,000	279,990	28,800	—		909,063

Michael T. Anderson	2013	325,000	—	52,140	125,046	42,013	6,653	(4)	550,852
Senior Vice President and General Manager, Grid Modernization	2012	325,000	—	77,031	180,296	—	6,534	(5)	588,861
	2011	322,917	—	362,000	—	194,342	6,986	(6)	886,245

Russell R. Harris	2013	345,000	—	45,030	107,994	44,010	—		542,034
Senior Vice President, Operations	2012	345,000	—	57,377	134,295	—	850	(7)	537,522
	2011	345,000	—	135,750	—	81,750	—		562,500
____________________

(1)
Amounts shown do not reflect compensation actually received by the Named Executive Officers. Instead, the amounts shown are the grant date fair value of the stock awards (disregarding an estimate of forfeitures) as determined in accordance with FASB ASC Topic 718, which were recognized for financial statement purposes. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 10, 2014. These amounts do not correspond to the actual values that will be recognized by the Named Executive Officers.

(2)
Mr. Sege has served as President and Chief Executive Officer of Echelon (the “Principal Executive Officer” or “PEO”) and Chairman of the Board since August 19, 2010. See “Executive Compensation and Related Matters—Compensation Discussion and Analysis” and “—Potential Payments Upon Termination or Change in Control—Employment Agreement with Ronald A. Sege” for a description of the material terms of Mr. Sege’s employment agreement.

(3)	Mr. Slakey has served as Executive Vice President and Chief Financial Officer of Echelon since November 7, 2011

(4)	Represents grossed-up reimbursement in 2013 for California income taxes paid by Mr. Anderson in 2013.

(5)	Represents grossed-up reimbursement in 2012 for California income taxes paid by Mr. Anderson in 2012.

(6)	Represents grossed-up reimbursement in 2011 for California income taxes paid by Mr. Anderson in 2011.

(7)	Represents length of service award payment.
Grants of Plan-Based Awards in 2013
The following table presents information concerning each grant of an award made to a Named Executive Officer in fiscal 2013 under any plan. All awards were granted under our 1997 Stock Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Approval Date	Thres-hold ($)	Target ($)	Maxi-mum ($)
Ronald A. Sege	3/26/2013	3/26/2013	—	400,000	600,000	—		—		—	—	—
	6/10/2013	6/6/2013	—	—	—	—		120,000	(2)	2.37	2.37	170,517
	6/10/2013	6/6/2013	—	—	—	30,000	(3)	—		—	2.37	71,100
Varun Nagaraj	3/26/2013	3/26/2013	—	125,000	187,500	—		—		—	—	—
	6/10/2013	6/6/2013	—	—	—	—		100,000	(2)	2.37	2.37	142,098
	6/10/2013	6/6/2013	—	—	—	25,000	(3)	—		—	2.37	59,250
William R. Slakey	3/26/2013	3/26/2013	—	124,800	187,200	—		—		—	—	—
	6/10/2013	6/6/2013	—	—	—	—		84,000	(2)	2.37	2.37	119,362
	6/10/2013	6/6/2013	—	—	—	21,000	(3)	—		—	2.37	49,770
Michael T. Anderson	3/26/2013	3/26/2013	—	150,000	225,000	—		—		—	—	—
	6/10/2013	6/6/2013	—	—	—	—		88,000	(2)	2.37	2.37	125,046
	6/10/2013	6/6/2013	—	—	—	22,000	(3)	—		—	2.37	52,140
Russell R. Harris	3/26/2013	3/26/2013	—	54,500	81,750	—		—		—	—	—
	6/10/2013	6/6/2013	—	—	—	—		76,000	(2)	2.37	2.37	107,994
	6/10/2013	6/6/2013	—	—	—	19,000	(3)	—		—	2.37	45,030
____________________

(1)
The amount shown reflects the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 (disregarding an estimate of forfeitures). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 10, 2014. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers upon exercise or sale of such award.

(2)	The amount shown reflects a stock option grant, which vests as to 1/4th of the shares on June 10, 2014 and each one-year anniversary thereafter, subject to continued employment with our Company.

(3)	The amount shown reflects a performance share grant, which vests as to 1/4th of the shares on June 10, 2014 and each one-year anniversary thereafter, subject to continued employment with our Company.

Outstanding Equity Awards at 2013 Fiscal Year-End
The table below shows all outstanding equity awards held by the Named Executive Officers at the end of our fiscal year ended December 31, 2013. All awards were granted under our 1997 Stock Plan.

	Option Awards								Stock Awards
		Number of Securities Underlying Unexercised Options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable		Unexercisable		(#)	($)	Date	(#)		($) (27)	(#)		($) (27)
Ronald A. Sege	8/19/2010	187,500	(1)	62,500	(1)	—	7.46	8/19/2017	—		—	—		—
	6/11/2012	37,500	(2)	112,500	(2)	—	3.17	6/11/2022	—		—	—		—
	6/10/2013	—		120,000	(3)	—	2.37	6/10/2023	—		—	—		—
	8/19/2010	—		—		—	—	—	31,250	(4)	67,188	—		—
	8/10/2011	—		—		—	—	—	50,000	(5)	107,500	—		—
	6/11/2012	—		—		—	—	—	28,125	(6)	60,469	—		—
	6/10/2013	—		—		—	—	—	30,000	(7)	64,500	—		—
	8/19/2010	—		—		—	—	—	—		—	62,500	(8)	134,375

Varun Nagaraj	5/10/2011	36,500	(9)	36,500	(9)	—	10.62	5/10/2016	—		—	—		—
	6/11/2012	22,400	(2)	67,200	(2)	—	3.17	6/11/2022	—		—	—		—
	6/10/2013	—		100,000	(3)	—	2.37	6/10/2023	—		—	—		—
	5/10/2011	—		—		—	—	—	17,500	(10)	37,625	—		—
	6/11/2012	—		—		—	—	—	16,800	(11)	36,120	—		—
	6/10/2013	—		—		—	—	—	25,000	(7)	53,750	—		—
	5/10/2011	—		—		—	—	—	—		—	20,000	(12)	43,000

William R. Slakey	11/10/2011	50,000	(13)	50,000	(13)	—	5.53	11/10/2016	—		—	—		—
	6/11/2012	20,550	(2)	61,650	(2)	—	3.17	6/11/2022	—		—	—		—
	6/10/2013	—		84,000	(3)	—	2.37	6/10/2023	—		—	—		—
	11/10/2011	—		—		—	—	—	25,000	(14)	53,750	—		—
	6/11/2012	—		—		—	—	—	15,412	(15)	33,136	—		—
	6/10/2013	—		—		—	—	—	21,000	(7)	45,150	—		—
	11/10/2011	—		—		—	—	—	—		—	50,000	(16)	107,500

Michael T. Anderson	11/10/2009	75,000	(17)	—		—	12.82	11/10/2014	—		—	—		—
	6/11/2012	24,300	(2)	72,900	(2)	—	3.17	6/11/2022	—		—	—		—
	6/10/2013	—		88,000	(3)		2.37	6/10/2023	—		—	—		—
	5/26/2010	—		—		—	—	—	8,750	(18)	18,813	—		—

	Option Awards								Stock Awards
		Number of Securities Underlying Unexercised Options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable		Unexercisable		(#)	($)	Date	(#)		($) (27)	(#)		($) (27)
	8/10/2011	—		—		—	—	—	20,000	(19)	43,000	—		—
	6/11/2012	—		—		—	—	—	18,225	(20)	39,184	—		—
	6/10/2013	—		—		—	—	—	22,000	(7)	47,300	—		—
	8/24/2010	—		—		—	—	—	—		—	22,500	(21)	48,375

Russell R. Harris	5/14/2009	30,000	(22)	—		—	7.47	5/14/2014	—		—	—		—
	6/11/2012	18,100	(2)	54,300	(2)	—	3.17	6/11/2022	—		—	—		—
	6/10/2013	—		76,000	(3)	—	2.37	6/10/2023	—		—	—		—
	5/26/2010	—		—		—	—	—	7,750	(23)	16,663	—		—
	8/10/2011	—		—		—	—	—	7,500	(24)	16,125	—		—
	6/11/2012	—		—		—	—	—	13,575	(25)	29,186	—		—
	6/10/2013	—		—		—	—	—	19,000	(7)	40,850	—		—
	8/24/2010	—		—		—	—	—	—		—	17,500	(26)	37,625
____________________

(1)	This SAR is subject to vesting at the rate of one-fourth of the shares on August 19, 2011 and each one-year anniversary thereafter, subject to continued employment with our Company.

(2)	This stock option is subject to vesting at the rate of one-fourth of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our Company.

(3)	This stock option is subject to vesting at the rate of one-fourth of the shares on June 10, 2014 and each one-year anniversary thereafter, subject to continued employment with our Company.

(4)
This restricted stock award was originally for 125,000 shares and subject to vesting at the rate of one-fourth of the shares on August 19, 2011 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 93,750 of such shares of restricted stock have been released.

(5)
This performance share grant was originally for 100,000 shares and subject to vesting at the rate of one-fourth of the shares on August 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 50,000 of such performance shares have been released.

(6)
This performance share grant was originally for 37,500 shares and subject to vesting at the rate of one-fourth of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 9,375 of such performance shares have been released.

(7)	This performance share grant is subject to vesting at the rate of one-fourth of the shares on June 10, 2014 and each one-year anniversary thereafter, subject to continued employment with our Company.

(8)
This performance-based restricted stock award was originally for 125,000 shares and vests as to 50% of the shares only if Mr. Sege remains employed with our Company through August 19, 2011 and only if our Company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant and on or prior to April 1, 2015. The remaining 50% of the shares will vest only if Mr. Sege remains employed with our Company through August 19, 2012 and only if our Company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant on or prior to April 1, 2015. On May 10, 2012, it was determined that our Company had achieved four consecutive quarters of cumulative non-GAAP operating profit. As of December 31, 2013, 62,500 of such shares of restricted stock have vested.

(9)	This SAR is subject to vesting at the rate of one-fourth of the shares on May 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our Company.

(10)
This performance share grant was originally for 35,000 shares and subject to vesting at the rate of one-fourth of the shares on May 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 17,500 of such performance shares have been released.

(11)
This performance share grant was originally for 22,400 shares and subject to vesting at the rate of one-fourth of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 5,600 of such performance shares have been released.

(12)
This performance-based restricted stock award was originally for 40,000 shares and vests as to 50% of the shares only if Mr. Nagaraj remains employed with our Company through May 10, 2012 and only if our Company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant and on or prior to April 1, 2015. The remaining 50% of the shares will vest only if Mr. Nagaraj remains employed with our Company through May 10, 2013 and only if our Company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant on or prior to April 1, 2015. On May 10, 2012, it was determined that our Company had achieved four consecutive quarters of cumulative non-GAAP operating profit. As of December 31, 2013, 20,000 of such shares of restricted stock have vested.

(13)	This SAR is subject to vesting at the rate of one-fourth of the shares on November 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our Company.

(14)
This performance share grant was originally for 50,000 shares and subject to vesting at the rate of one-fourth of the shares on November 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our Company.

(15)
This performance share grant was originally for 20,550 shares and subject to vesting at the rate of one-fourth of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 5,138 of such performance shares have been released.

(16)
This performance share grant is subject to vesting at the rate of one-fourth of the shares on November 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our Company; provided, however, that vesting is subject to the following additional performance criteria: 50% of the shares will vest only if our Company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant on or prior to April 1, 2015. The remaining 50% of the shares will vest only if our Company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant on or prior to April 1, 2015.

(17)	This SAR is subject to vesting at the rate of one-fourth of the shares on November 10, 2010 and each one-year anniversary thereafter, subject to continued employment with our Company.

(18)
This performance share grant was originally for 35,000 shares and subject to vesting at the rate of one-fourth of the shares on May 26, 2011 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 26,250 of such performance shares have been released.

(19)
This performance share grant was originally for 40,000 shares and subject to vesting at the rate of one-fourth of the shares on August 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 20,000 of such performance shares have been released.

(20)
This performance share grant was originally for 24,300 shares and subject to vesting at the rate of one-fourth of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 6,075 of such performance shares have been released.

(21)
This performance share grant was originally for 45,000 shares and vests as to 50% of the shares only if Mr. Anderson remains employed with our Company through the first anniversary of the grant date and only if our Company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant on or prior to April 1, 2015. The remaining 50% of the shares will vest only if Mr. Anderson remains employed with our Company through August 24, 2012 and only if our Company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant on or prior to April 1, 2015. On May 10, 2012, it was determined that our Company had achieved four consecutive quarters of cumulative non-GAAP operating profit. As of December 31, 2012, 22,500 of such performance shares have been released.

(22)	This SAR is subject to vesting at the rate of one-fourth of the shares on May 14, 2010 and each one-year anniversary thereafter, subject to continued employment with our Company.

(23)
This performance share grant was originally for 31,000 shares and subject to vesting at the rate of one-fourth of the shares on May 26, 2011 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 23,250 of such performance shares have been released.

(24)
This performance share grant was originally for 15,000 shares and subject to vesting at the rate of one-fourth of the shares on August 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 7,500 of such performance shares have been released.

(25)
This performance share grant was originally for 18,100 shares and subject to vesting at the rate of one-fourth of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our Company. As of December 31, 2013, 4,525 of such performance shares have been released.

(26)
This performance share grant was originally for 35,000 shares and vests as to 50% of the shares only if Mr. Harris remains employed with our Company through the first anniversary of the grant date and only if our Company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant on or prior to April 1, 2015. The remaining 50% of the shares will vest only if Mr. Harris remains employed with our Company through August 24, 2012 and only if our Company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant on or prior to April 1, 2015. On May 10, 2012, it was determined that our Company had achieved four consecutive quarters of cumulative non-GAAP operating profit. As of December 31, 2013, 17,500 of such performance shares have been released.

(27)	The market value is based on the $2.15 per share closing price of our common stock on December 31, 2013, the last market trading day in 2013.

Option Exercises and Stock Vested for Fiscal 2013
The table below shows all stock options and SARs exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Ronald A. Sege	—	—	65,625	147,407
Varun Nagaraj	—	—	14,350	33,310
William R. Slakey	—	—	17,638	40,552
Michael T. Anderson	—	—	31,075	72,836
Russell R. Harris	—	—	18,525	44,179
____________________

(1)	The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.

Potential Payments Upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would have been provided to each of the Named Executive Officers in the event of termination in the regular course of business or termination in connection with a change in control, assuming a termination date of December 31, 2013. See “Executive Compensation and Related Matters- Compensation Discussion and Analysis” for a description of Mr. Sege’s employment agreement and the executive change in control and severance agreements entered into with the other Named Executive Officers.

	Estimated Payments and Benefits
	Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason
	Not in Connection with a Change in Control ($)	In Connection with a Change in Control ($)
Ronald A. Sege
Salary	400,000	600,000
Annual Incentive Bonus	400,000	600,000
Vesting Acceleration on Equity Awards (1)	157,219	434,031
Reimbursement for Premiums Paid for Continued Health Benefits (2)	37,955	37,955
Total Termination Benefits	995,174	1,671,986

Varun Nagaraj
Salary	243,750	325,000
Vesting Acceleration on Equity Awards (1)	—	170,495
Reimbursement for Premiums Paid for Continued Health Benefits (3)	38,736	51,648
Total Termination Benefits	282,486	547,143

William R. Slakey
Salary	234,000	312,000
Vesting Acceleration on Equity Awards (1)	—	239,536
Reimbursement for Premiums Paid for Continued Health Benefits (3)	37,955	50,606
Total Termination Benefits	271,955	602,142

Michael T. Anderson
Salary	243,750	325,000
Vesting Acceleration on Equity Awards (1)	—	196,671
Reimbursement for Premiums Paid for Continued Health Benefits (3)	37,955	50,606
Total Termination Benefits	281,705	572,277

Russell R. Harris
Salary	258,750	345,000
Vesting Acceleration on Equity Awards (1)	—	140,449
Reimbursement for Premiums Paid for Continued Health Benefits (3)	35,998	47,997
Total Termination Benefits	294,748	533,446

(1)
Based on the aggregate market value of unvested SARs, stock options, shares of restricted stock and performance shares and assuming that the triggering event took place on the last business day of fiscal 2013 (December 31, 2013), and the price per share of Echelon’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($2.15). Aggregate market value for SARs and stock options is computed by multiplying (i) the difference between $2.15 and the stated exercise price of the SAR or the stock option, by (ii) the number of shares underlying unvested SARs or stock options at December 31, 2013. Aggregate market value for shares of restricted stock and performance shares is computed by multiplying (i) $2.15 by (ii) unvested shares of restricted stock or the number of shares underlying unvested performance shares at December 31, 2013. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

(2)	Assumes continued coverage of health benefits for eighteen months for Mr. Sege, his spouse and dependents at the same level of coverage provided at December 31, 2013.

(3)
Represents twice the monthly COBRA premium in effect at December 31, 2013, payable for nine months not in connection with a change in control and for twelve months in connection with a change in control.

Compensation Committee Interlocks and Insider Participation
During fiscal 2013, the following directors were members of Echelon’s Compensation Committee: Armas Clifford Markkula, Jr., Richard M. Moley and Betsy Rafael. None of these directors has at any time been an officer or employee of Echelon. None of Echelon’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Echelon’s Board of Directors or Compensation Committee.
Equity Compensation Plan Information
The following table provides information as of December 31, 2013 about our equity compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors:

	(a)	(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1)	5,472,945	$3.10	(2)	4,650,855
Equity compensation plans not approved by security holders	—	—		—
Total	5,472,945	$3.10	(2)	4,650,855

(1)	Consists of securities issuable under our 1997 Stock Plan.

(2)
The weighted average exercise price reflects the issuance of 1,368,097 performance shares, for which no consideration will be paid upon exercise. The weighted average exercise price for the remaining securities to be issued upon exercise of outstanding options, warrants and rights (4,104,849 shares) is $4.13.

Policies and Procedures with Respect to Related Party Transactions
Our Corporate Governance Guidelines require our directors to take a proactive, focused approach to their position and to set standards that ensure our Company is committed to business success through the maintenance of the highest standards of responsibility and ethics. Thus, our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Echelon’s preference to avoid related party transactions.
The charter of our Audit Committee requires that the members of the Audit Committee, all of whom are independent directors, review and approve in advance all related party transactions for which approval is required under applicable law. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which our Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of Echelon;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•
any person who is an immediate family member (as defined in Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest in our common stock.

Certain Relationships
Agreements with ENEL
In June 2000, we entered into a stock purchase agreement with Enel pursuant to which Enel purchased 3.0 million newly issued shares of our common stock for $130.7 million. The closing of this stock purchase occurred on September 11, 2000. At the closing, Enel had agreed that it would not, except under limited circumstances, sell or otherwise transfer any of those shares for a specified time period. That time period expired September 11, 2003. To our knowledge, Enel has not disposed of any of its 3.0 million shares. Under the terms of the stock purchase agreement, Enel has the right to nominate a member of our Board of Directors. A representative of Enel is not presently serving on our Board of Directors; however, Livio Gallo, a representative of Enel, served on our Board of Directors from June 30, 2011 until his resignation from our Board of Directors on March 14, 2012.
At the time we entered into the stock purchase agreement with Enel, we also entered into a research and development agreement with an affiliate of Enel (the “R&D Agreement”). Under the terms of the R&D Agreement, we cooperated with Enel to integrate our LONWORKS technology into Enel’s remote metering management project in Italy, the Contatore Elettronico. We completed the sale of our components and products for the deployment phase of the Contatore Elettronico project during 2005. During 2006, we supplied Enel and its designated manufacturers with limited spare parts for the Contatore Elettronico system. In October 2006, we entered into a new development and supply agreement and a software enhancement agreement with Enel. Under the development and supply agreement, Enel and its contract manufacturers purchase additional electronic components and finished goods from us. Under the software enhancement agreement, we provided software enhancements to Enel for use in its Contatore Elettronico system. The software enhancement agreement expired in December 2012 and the development and supply agreement expires in December 2015.
Legal Services
During fiscal year 2013, the law firm of Wilson Sonsini Goodrich & Rosati, P.C. acted as principal outside counsel to our Company. Mr. Sonsini, who served as a director on the Board of Directors of our Company through May 21, 2013, is a member of Wilson Sonsini Goodrich & Rosati, P.C. We incur bills for legal services that vary from year to year depending upon our legal needs. In determining the independence of Mr. Sonsini, our Board of Directors reviewed our relationship with Wilson Sonsini Goodrich & Rosati, P.C. in conjunction with the applicable independence guidelines under the applicable listing standards of NASDAQ and SEC rules.
OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Information
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.
Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2013.
Anti-Hedging and Anti-Pledging Policies
Our insider trading policy prohibits our directors and executive officers from hedging and pledging securities of our Company.
No Incorporation by Reference
In Echelon’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee of our Board of Directors” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Stockholder Proposals—2015 Annual Meeting
Stockholders may present proposals for action at a future meeting if they comply with SEC rules and Echelon’s Bylaws. For additional details and deadlines for submitting proposals, see “Deadline for Receipt of Stockholder Proposals” in this Proxy Statement above. If you would like a copy of the requirements contained in our Bylaws, please contact: Alicia Jayne Moore, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126.

Available Information
You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 without charge by sending a written request to Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, Attention: Investor Relations. The annual report is also available online at www.echelon.com or the SEC’s website at www.sec.gov.
REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of our Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.
The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our fiscal year 2013 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:
1.    The Audit Committee has reviewed and discussed the audited financial statements with our management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and KPMG LLP to help give the Audit Committee comfort in connection with its review.
2.    The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
3.    The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the independence of KPMG LLP.
4.    Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.
Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be viewed at the investor relations section of our website at www.echelon.com. Each of the members of the Audit Committee is independent as defined under the NASDAQ listing standards.
Audit Committee

Robert J. Finocchio, Jr., Chairman
Robert R. Maxfield
Betsy Rafael

OTHER MATTERS
As of the date hereof, our Board of Directors is not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named as proxies to vote the shares they represent as our Board of Directors recommends or as they otherwise deem advisable.

THE BOARD OF DIRECTORS
San Jose, California
April 9, 2014

APPENDIX A

ECHELON CORPORATION
MANAGEMENT BONUS PLAN

SECTION 1

BACKGROUND, PURPOSE AND DURATION
1.1Effective Date.  The Plan was initially effective as of March 26, 2004, after being ratified by an affirmative vote of the holders of a majority of the Shares that were present in person or by proxy and entitled to vote at the respective 2004 and the 2009 Annual Meeting of Stockholders of the Company. The Plan is hereby amended, effective as of April 1, 2014, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2014 Annual Meeting of Stockholders of the Company.

1.2Purpose of the Plan.  The Plan is intended to increase shareholder value and the success of the Company by motivating key members of management (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such members of management with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and any ambiguities will be interpreted to so comply.

SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula. For purposes of applying the Maximum Award limitation, the Actual Award will be deemed to have been determined on the last day of the applicable Performance Period, so that if there are multiple Performance Periods ending in a particular Fiscal Year, in no event may the Actual Awards with respect to all such Performance Periods in the aggregate exceed the Maximum Award.
2.2“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.
2.3“Base Salary” means as to any Performance Period, unless the Committee provides otherwise when establishing the Target Award, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans. For avoidance of doubt, “Base Salary” does not include performance-based cash incentives, commissions, equity compensation, incentive or other compensation.
2.4“Board” means the Board of Directors of the Company.
2.5“Change of Control” means (a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) a change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. As used

1

herein, “Incumbent Directors” means directors who either (A) are directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (d) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
2.6“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.7“Committee” means the Compensation Committee of the Board, or such other committee as may be designated by the Board (pursuant to Section 5.1) to administer the Plan.
2.8“Company” means Echelon Corporation, a Delaware corporation, or any successor thereto.
2.9“Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.
2.10“Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.
2.11“Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.12“Fiscal Year” means the fiscal year of the Company.
2.13“Maximum Award” means as to any Participant for any Performance Period, $5,000,000.
2.14“Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.
2.15“Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.
2.16“Performance Period” means any Fiscal Year of the Company or such other period as determined by the Committee in its sole discretion.
2.17“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash position, (b) earnings per share, (c) individual objectives, (d) net income, (e) operating cash flow, (f) operating income, (g) return on assets, (h) return on equity, (i) return on sales, (j) revenue, (k) total shareholder return, (l) bookings, (m) cash flow, (n) customer acquisition or retention, (o) customer satisfaction, (p) net profit, (q) gross or operating margin, (r) profit margin, (s) expense reduction levels, (t) new product introductions. The Performance Goals may differ from Participant to Participant and from award to award. Any criteria used may be (i) measured in absolute terms, (ii) measured in terms of growth, (iii) compared to another company or companies, (iv) measured against the market as a whole and/or according to applicable market indices, (v) measured against the performance of the Company as a whole or a segment of the Company and/or (vi) measured on a pre-tax or post-tax basis (if applicable).  Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.
2.18“Plan” means the Echelon Corporation Management Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.
2.19“Retirement” means, with respect to any Participant, a Termination of Employment after attaining at least age 65.
2.20“Shares” means shares of the Company’s common stock.

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2.21“Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.
2.22“Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1Selection of Participants.  The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.
3.2Determination of Performance Goals.  The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.
3.3Determination of Target Awards.  The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.
3.4Determination of Payout Formula or Formulae.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Fiscal Year exceed his or her Maximum Award.
3.5Date for Determinations.  The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.
3.6Determination of Actual Awards.  After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate, reduce or increase the Actual Award payable to any Participant below or above that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Employment as the result of a Participant’s death or Disability or upon a Change of Control or in the event of a Termination of Employment following a Change of Control prior to the end of the Performance Period, and (c) determine what Actual Award, if any, will be paid in the event of a Termination of Employment other than as the result of a Participant’s death or Disability prior to a Change of Control and prior to the end of the Performance Period to the extent an Actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

SECTION 4
PAYMENT OF AWARDS
4.1Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.
4.2Timing of Payment.  Payment of each Actual Award shall be made as soon as practical following the determination and certification of the Actual Award as set forth in Section 3.6, but in no event later than the fifteenth day of the third month of the Fiscal Year following the date the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture; provided that the Committee may permit Participants to elect to defer payment of their Actual Awards in a manner satisfying the requirements of Section 409A of the Code.

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It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.
4.3Form of Payment.  Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum, unless otherwise deferred in accordance with Section 4.2.
4.4Payment in the Event of Death.  If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

SECTION 5
ADMINISTRATION
5.1Administration.  Unless the Committee determines otherwise, the Plan shall be administered by the Company, under the oversight and control of the Committee. The Committee retains sole authority to approve awards granted under the Plan. The Committee retains sole authority to approve awards granted under the Plan. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
5.2Committee Authority.  It shall be the duty of the Committee to oversee and review the Company’s administration of the Plan in accordance with the Plan’s provisions, and to approve any awards granted thereunder. The Committee shall have all powers and discretion necessary or appropriate govern the Plan and its administration including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.
5.3Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
5.4Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 6
GENERAL PROVISIONS
6.1Tax Withholding.  The Company shall withhold all applicable taxes from any Actual Award, including any federal, state, local, foreign or other taxes (including, but not limited to, the Participant’s FICA and SDI obligations).
6.2No Effect on Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.
6.3Participation.  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.
6.4Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by

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him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
6.5Successors.  All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
6.6Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
6.7Nontransferability of Awards.  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.
SECTION 7
AMENDMENT, TERMINATION AND DURATION
7.1Amendment, Suspension or Termination.  The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.
7.2Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION
8.1Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
8.2Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
8.3Requirements of Law.  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
8.4Governing Law.  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.
8.5Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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EXECUTION
IN WITNESS WHEREOF, Echelon Corporation, by its duly authorized officer, has executed the Plan on the date indicated below.

ECHELON CORPORATION

Dated: April 1, 2014	By:
	Name:	Ronald A. Sege
	Title:	Chairman of the Board, Chief Executive Officer and President

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Echelon Corporation
c/o Computershare
480 Washington Blvd.
Jersey City, NJ 07310

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Ronald A. Sege

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To reapprove the Management Bonus Plan.	☐	☐	☐
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
4. To approve, by non-binding vote, executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000205558_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com .

ECHELON CORPORATION
2014 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECHELON CORPORATION

The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 2014, and hereby appoints Alicia Jayne Moore and William R. Slakey, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of Echelon Corporation to be held on Tuesday, May 20, 2014, at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, CA 95126, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

This proxy will be voted as directed, or, if no direction is given, will be voted "FOR" the nominee listed in Proposal 1, "FOR" Proposals 2, 3 and 4, and as said Proxies deem advisable on such other matters as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000205558_2 R1.0.0.51160